Exhibit 10.52

[***]

Certain identified information has been excluded from this agreement, including all of the exhibits to this agreement, because it is both (i) not material and (ii) is the type of information the issuer both customarily and actually treats as private and confidential.

SERIES A INVESTMENT AGREEMENT

among:

Maud Vinet

Mamato

Tristan

Meunier Triade

(The Founders)

And:

CNRS Innovation

(The Minority Shareholders)

And:

FPCI Quantonation 1

FPCI Supernova Innovation 3

CEA Investissement

Casra Capital

(The Non-participating Existing Investors)

And:

Fonds Deep Tech 2030

FPCI Technocom 3

(The Participating Existing Investors)

And:

STMicroelectronics

ALIAD

SealSQ EIC Fund

[***]

TITANIA

(The New Investors)

In the presence of:

Quobly

(The Company)

Dated May 26, 2026

[***]

SERIES A INVESTMENT AGREEMENT

AMONG:

1)	Maud Vinet, born on [***] in [***], residing [***], France ([***]@quobly.io);

2)	Mamato, a French société par actions simplifiée, having its registered office located at 10 rue Paul Doumer, 38100 Grenoble, France and registered with the French Registry of commerce and companies under number 920 998 226 RCS Grenoble, represented by Maud Vinet, as duly authorized for the purpose hereof;

3)	Tristan Meunier, born on [***] in [***], residing [***] ([***]@quobly.io);

4)	Triade, a French société par actions simplifiée, having its registered office located at 23 rue Lachmann, 38000 Grenoble, France and registered with the French Registry of commerce and companies under number 920 998 275 RCS Grenoble, represented by Tristan Meunier, as duly authorized for the purpose hereof;

(hereinafter referred to individually as a “Founder” and collectively as the “Founders”, acting severally (conjointement) but not jointly (sans solidarité) except for (i) Maud Vinet and Mamato, who are acting jointly (solidairement) and (ii) Tristan Meunier and Triade, who are acting jointly

(solidairement) for the purpose hereof)

AND:

5)	CNRS Innovation, a French société anonyme à conseil d’aministration with a share capital of 872,343.77, with registered office located at 79 avenue Edouard Vaillant, 92100 Boulogne-Billancourt and registered with the Trade and Companies Register of Nanterre under number 388 461 154 and represented by [***], its Chief executive officer, as duly authorized for the purpose hereof;

(hereinafter referred to as the “Minority Shareholder”)

AND:

6)	FPCI Quantonation 1, a limited partnership (“Fonds Professionnel de Capital Investissement”) formed under the Laws of France represented by its management company (société de gestion) Quantonation Ventures a French société par actions simplifiée having its registered office located at 58, rue d’Hauteville, 75010 Paris, France and registered with the French Registry of commerce and companies under number 849 813 522 RCS Paris, itself represented by [***], as duly authorized for the purpose hereof;

(hereinafter referred to as “Quantonation”)

7)	FPCI Supernova Innovation 3, a French fonds professionnel de capital investissement represented by its management company (société de gestion) Supernova Invest, a French société par actions simplifiée having its registered office located at 9, rue Duphot, 75001 Paris, France and registered with the French Registry of commerce and companies under number 828 628 586 RCS Paris, approved (agréée) by the French financial markets authority (Autorité des marchés financiers) under number GP 17000008, itself represented by [***], as duly authorized for the purpose hereof;

[***]

8)	CEA Investissement, a French société anonyme, having its registered office located at 25 rue Leblanc, 75015 Paris, France and registered with the French Registry of commerce and companies under number 423 426 899 RCS Paris, represented by [***], as duly authorized for the purpose hereof;

9)	Casra Capital, a French société par actions simplifiée with variable capital, having its registered office at 12 place de la resistance, 38000 Grenoble, France and registered with the French Registry of commerce and companies under number 513 568 816 RCS Grenoble, represented by its President, the Caisse Régionale de Crédit Agricole Mutuel Sud Rhône Alpes – Caisse de Crédit Agricole Mutuel, registered with the French Registry of commerce and companies under number 402 121 958 RCS Grenoble, itself represented by [***], as duly authorized for the purpose hereof;

(FPCI Supernova Innovation 3, CEA Investissement and Casra Capital are hereinafter referred to as

“Supernova”, acting severally (conjointement) but not jointly (sans solidarité))

(Quantonation and Supernova are hereafter individually referred to as a “Non-participating Existing Investor” and collectively as the “Non-participating Existing Investors”, acting severally (conjointement) but not jointly (sans solidarité))

AND:

10)	Fonds Deep Tech 2030, a French fonds professionnel de capital investissement represented by its management company (société de gestion), Bpifrance Investissement, a French société par actions simplifiée having its registered office located at 27/31 avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France and registered with the French Registry of commerce and companies under number 433 975 224 RCS Creteil, itself represented by [***], as duly authorized for the purpose hereof;

(hereinafter referred to as “Bpifrance”)

11)	FPCI Technocom 3, a French fonds professionnel de capital investissement, represented by its management company (société de gestion) Innovacom Gestion, a French société́ par actions simplifiée having its registered office located at 9 rue de Téhéran, 75008 Paris, France and registered with the French Registry of commerce and companies under number 430 087 429 RCS Paris, itself represented by [***], as duly authorized for the purpose hereof;

(hereinafter referred to as “Innovacom”)

(Bpifrance and Innovacom are hereafter individually referred to as a “Participating Existing Investor” and collectively as the “Participating Existing Investors”, acting severally (conjointement) but not jointly (sans solidarité))

[***]

AND:

12)	STMicroelectronics NV, a Dutch company, having its registered office located at Schipol Boulevard 265, 1118BH Schipol, Amsterdam, The Netherlands and registered with the Trade Register of Amsterdam under number 33194537 [***], as duly authorized for the purpose hereof;

(hereinafter referred to as “STM”)

13)	Air Liquide Investissements d’Avenir et de Démonstration, a French Société Anonyme, registered with the Paris commercial registry under number 487 772 923 and having its registered offices at 6, rue Cognacq-Jay, 75007 Paris, France, represented by [***] as duly authorized for the purpose hereof;

(hereinafter referred to as “ALIAD”)

14)	SealSQ, a company registered in the British Virgin Islands, whose office is located at 58 Avenue Louis-Casal, 1216 Cointrin, Switzerland, registered under number 2095496, represented by Carlos Moreira and John O’Hara, as duly authorized for the purpose hereof;

(hereinafter referred to as “SealSQ”)

15)	EIC Fund, an investment company (société d’investissement à capital variable – fonds d’investissement alternatif réservé, SICAV-RAIF) incorporated in the form of a public company (société anonyme) under the laws of Luxembourg, having its registered office at 15, boulevard Friedrich Wilhelm Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés de Luxembourg - RCS) under number B245104, represented by [***];

(hereinafter referred to as “EIC Fund”)

16)	[***];

(hereinafter referred to as “[***]”)

17)	TITANIA, a French société par actions simplifiée, having its registered office located at 231, rue Saint Honoré 75001 Paris, and registered with the French Registry of commerce and companies under number 101 556 199 RCS Paris, represented by [***], as duly authorized for the purpose hereof;

(hereinafter referred to as “TITANIA”)

18)	any new investor approved by the Second Tranche Approving Parties pursuant to Article 3.3, and having adhered to this Agreement as an “Additional Investor” pursuant to Article 13 below;

(each, hereinafter referred to as an “Additional Investor”)

((i) STM, ALIAD, SealSQ, EIC Fund, TITANIA, and (ii), as from the completion of the Second Tranche and subject to the terms and conditions of the Agreement, [***] and, the Additional Investors are hereafter individually referred to as a “New Investor” and collectively as the “New Investors”, acting severally (conjointement) but not jointly (sans solidarité))

(the Participating Existing Investors and the New Investors are hereafter individually referred to as a “Series A Investor” and collectively as the “Series A Investors”, acting severally (conjointement) but not jointly (sans solidarité))

(the Non-participating Existing Investor and the Series A Investors are hereafter individually referred to as an “Investor” and collectively as the “Investors”, acting severally (conjointement) but not jointly (sans solidarité))

(the Founders, the Minority Shareholder and the Investors are hereinafter referred to individually as a “Party” and collectively as the “Parties”).

[***]

IN THE PRESENCE OF:

19)	Quobly, a French société par actions simplifiée, with a share capital of EUR 152,172, having its registered office located at 69 rue Felix Esclangon - BHT3 -38000 Grenoble, France and registered with the French Registry of commerce and companies under number 921 773 792 RCS Grenoble, represented by its President, Maud Vinet, which is entering into this Agreement for the purposes of accepting the rights granted to it and acknowledging the obligations imposed on it pursuant to this Agreement,

(hereinafter referred to as the “Company”).

WHEREAS:

A.	The Company is working in the business of research and development in quantum computing based on spin qubits using semiconductor technologies, as well as the design, marketing, manufacturing, commercialization, management and operation of computers resulting from this research.

B.	The share capital of the Company, as at the date hereof and on a fully diluted basis, is allocated as set forth in Exhibit B hereto (the “Capitalization Table”).

C.	On the date hereof, the First Tranche Series A Investors (as defined below) shall invest a total amount of about EUR [***] in the Company (the “First Tranche”), in accordance with and subject to the terms and conditions of this Agreement. The First Tranche shall be completed by means of issuance by the Company of [***] A preferred shares (actions de préférence de catégorie Series A) (the “Series A Shares”) to be subscribed and fully paid up by the First Tranche Series A Investors, for a subscription price per Series A Share equal to [***] euros (issue premium included) (the “Series A Price”), with a par value of one (1) euro each, to each of which a broad-based anti-dilution ratchet warrant shall be attached (each a “Series A Ratchet Warrant” and, together with the Series A Share to which it is attached, an “ABSA A”).

D.	On or before July 31st, 2026 at the latest, the Second Tranche Series A Investors (as defined below) may invest a total maximum amount up to EUR [***] in the Company (the “Second Tranche” and, together with the First Tranche, the “Investment”), in accordance with and subject to the terms and conditions of this Agreement. The Second Tranche shall be completed by means of issuance by the Company of a maximum number of [***] additional ABSA A to be subscribed and fully paid up by the Second Tranche Series A Investors, for a subscription price per ABSA A equal to the Series A Price, with a par value of one (1) euro each.

[***]

E.	For purposes of completion of the Investment, the shareholders of the Company, by unanimous written decisions dated the date hereof (the “Shareholders’Decisions”), approved, inter alia:

(i)	create the category of Series A Shares,

(ii)	rename all existing 52,172 Series PO preferred shares (actions de préférence de catégorie P0) into Series Seed preferred shares (actions de préférence de catégorie Seed) (the “Seed Shares”),

(iii)	amend the bylaws of the Company to reflect the preferred rights attached to the Series A Shares and Seed Shares,

(iv)	delegate to the President (as defined below) the power and authority to decide the issuance of up to [***] ABSA Series A, at the Series A Price each, for purposes of completion of the Investment,

(v)	acknowledgement of the cancellation of all existing ratchet warrants attached to the Seed Shares,

(vi)	convert up to [***] ordinary shares of the Company into a maximum number of [***] Series A Shares, based on 1:1 conversion ratio, subject to, and upon, the completion of the Secondary Transaction (as defined below), in accordance with and subject to the terms and conditions of this Agreement, and

(vii)	delegate power and authority to the President to decide the issuance of up to [***] additional Ratchet Warrants to be attached to each ordinary share acquired within the Secondary Transaction.

F.	For purposes of completion of the First Tranche, the President, acting upon delegation of the Shareholders under the Shareholders’ Decisions, shall decide a capital increase of the Company by means of issuance of a total number of [***] ABSA A, representing a total subscription price equal to EUR [***] (issue premium included), to be fully subscribed by the First Tranche Series A Investors on or before June 1st, 2026 at the latest (the “Share Capital Increase”).

G.	The Company shall use the proceeds from the Investment exclusively to finance its development and operation in accordance with the business plan set forth in Exhibit G hereto (the “Business Plan”) and will provide equity funding for working capital, general corporate purposes and, subject to decision of the Board at the Qualified Majority, build-up transactions.

H.	Immediately following the completion of the First Tranche and assuming the Second Tranche has been fully completed, the share capital of the Company, on a fully diluted basis, shall be allocated as set forth in Exhibit B

I.	Subject to completion of the First Tranche, the Parties have agreed to enter into a new shareholders’ agreement (the “New Shareholders’ Agreement”) whose purpose is to organize their relationships as shareholders of the Company and to define the rules governing the transfer of the Shares that they hold within the Company.

J.	The purpose of this Agreement is to set forth the terms and conditions of the implementation of the Investment, the Secondary Transaction and of the representations and warranties of the Guarantor (as defined below) contained in this Agreement, which constitute a key element of the investment decision by the Series A Investors.

K.	The contemplated Investment as well as this Agreement have been approved by the Board at its meeting held on May 13, 2026.

[***]

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.	CERTAIN DEFINITIONS

In this Agreement, the following terms shall have the following meanings, unless they are otherwise specifically defined, and grammatical variations of such terms have corresponding meanings:

“4th AML Directive”	means Directive 2015/849 of the European Parliament and of the Council of 20 May 2015 on the prevention of the use of the financial system for the purposes of money laundering or terrorist financing as amended, supplemented or restated;

“5th AML Directive”	means Directive 2018/843 of the European Parliament and of the Council of 19 June 2018 on anti-money laundering and terrorist financing as amended, supplemented or restated;

“6th AML Directive”	means Directive (EU) 2024/1640 of the European Parliament and of the Council of 31 May 2024 on the mechanisms to be put in place by Member States for the prevention of the use of the financial system for the purposes of money laundering or terrorist financing;

“ABSA A”	has the meaning ascribed to it in paragraph C of the preamble;

“Active Founder”	means any Founder that occupies operational functions within the Company or any Subsidiary as an employee or a corporate officer (mandataire social) on a full-time basis; provided that (i) the mere holding of an office as a Board member or observer shall not be deemed sufficient to be considered as an Active Founder, and (ii) whenever the consent of the Active Founders is required hereunder but there remains no Active Founder, no consent of the Founders shall be required.

“Adherence Agreement”	has the meaning ascribed to it in Article 13;

“Affiliate”	means:

a) for any Investor (other than Bpifrance and EIC Fund) that is (x) a Fund or an Investment Firm or (y) a company advised or managed by an Investment Firm: a Fund or Investment Firm or company (i) managed or advised by such Investor, or (ii) managed or advised directly or indirectly through a management agreement or advisory agreement (délégation de gestion or mandat de gestion or contrat de conseil) by the management company or general partner which manages or advises or Controls, directly or indirectly through a management agreement (délégation de gestion), the relevant Investor or by a management company Controlled by, Controlling or under the same Control as the management company of the relevant Investor, or (iii) Controlled by, Controlling or under the same Control as, directly or indirectly, the relevant Investor or the management company which manages or advises, directly or indirectly through a management agreement or advisory agreement (délégation de gestion or mandat de gestion or contrat de conseil);

[***]

b) For any Investor (other than Bpifrance, EIC, a Fund or an Investment Firm), any entity Controlled by, Controlling or under the same Control as, directly or indirectly, the relevant Investor,

c) for Bpifrance: (a) any entity (i) in which the control is held, directly or indirectly by Bpifrance or the management company which manages, directly or by management delegation, or advises Bpifrance; or (ii) which holds, directly or indirectly, the control of Bpifrance or the management company which manages directly or by management delegation, or advises Bpifrance; or (iii) in which the control is held, directly or indirectly, by the entity which itself directly or indirectly controls Bpifrance or the management company that directly or by management delegation, manages, or advises Bpifrance; or (iv) which is managed or advised by the same management company as the one that manages or advises Bpifrance or; (b) its unitholders/shareholders in the event of its winding-up, and

d) for EIC Fund: the European Commission and all legal entities established in accordance with Regulation (EC) No 58/2023 of 19 December 2002 to which the European Commission, under its own control and responsibility, may entrust certain tasks, including the Court of Auditors of the European Commission, the Internal Audit Service of the European Commission, the European Anti-Fraud Office and the European Investment Bank;

“Agreement”	means this Series A investment agreement and its Exhibits, as amended or supplemented from time to time;

“AML Criminal Law Directive”	means Directive (EU) 2018/1673 of the European Parliament and of the Council of 23 October 2018 on combating money laundering by criminal law;

“AML Directives”	means the 4th AML Directive, the 5th AML Directive, the 6th AML Directive and AML Criminal Law Directive, each as amended, supplemented, or restated.

“Anti-Corruption Regulations”	means (i) the French legal and regulatory provisions relating to the fight against corruption and trafficking in influence , including but not limited to those set forth in Book IV, Title III “Des atteintes à l’autorité de l’Etat” and Title IV “Des atteintes à la confiance publique” of the French Code pénal and the provisions of article 17 of law n°2016-1691 relating to transparency, anti-bribery and to the modernization of the economy, (ii) the foreign regulations relating to the fight against corruption having an extraterritorial application, in particular the American (Foreign Corrupt Practices Act) and the British (UK Bribery Act) ones, to the extent these measures are applicable, and (iii) the Directive (EU) 2017/1371, the Convention on the fight against corruption involving officials of the European Communities or officials of Member States of the European Union, drawn up by the Council Act of 26 May 1997, and the Council Framework Decision 2003/568/JHA;

“Associated Countries”	means (i) associated countries to Horizon Europe which are third countries being party to an international agreement with the European Union, in accordance with article 16 of Regulation (EU) No 2021/695 of the European Parliament and of the Council of 28 April 2021 establishing Horizon Europe - the Framework Programme for Research and Innovation, laying down its rules for participation and dissemination, and repealing Regulations (EU) No 1290/2013 and (EU) No 1291/2013 and (ii) overseas countries and territories belonging to European Union Member States but that are not part of the EU, in accordance with Council Decision (EU) 2021/1764 of 5 October 2021 on the association of the Overseas Countries and Territories with the European Union including relations between the European Union on the one hand, and Greenland and the Kingdom of Denmark on the other;

[***]

“Board”	means the board of directors (conseil de surveillance) of the Company;

“Board Majority”	has the meaning ascribed to it in the New Shareholders’ Agreement;

“Bpifrance Investissement”

means Bpifrance Investissement SAS, a société par actions simplifiée organized under the laws of France, having its registered office located at 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France, registered with the Trade and Companies Register of Créteil under number 433 975 224, the management company of Bpifrance;

“Business Day”	means a day (other than a Saturday or a Sunday) on which banks are generally open for ordinary banking business in France;

“Business Plan”	has the meaning ascribed to it in paragraph G of the preamble;

“By-laws”	mean the by-laws of the Company as amended from time to time and in force as at the concerned date;

“Capitalization Table”	has the meaning ascribed to it in paragraph B of the preamble;

“Control”, “Controlling”, “Controlled”	means the control of a company within the meaning of article L. 233-3-I of the French Commercial Code (Code de commerce);

“Court of Auditors”	means the European Court of Auditors;

“Damage”	has the meaning ascribed to it in Article 7.1;

“EIC Fund’s KYC Verification”	means the due diligence requirements of EIC Fund (including provisions of such information, evidence or documents concerning the compliance with such due diligence requirements), including “know your customer” (KYC) or similar identification procedures;

“EIC Fund Legal Documentation”	means (i) the articles of association of EIC Fund, (ii) the private placement memorandum of EIC Fund dated June 2020, (iii) the subscription agreement dated 8 July 2020 and entered into between EIC Fund and the European Union and (iv) the advisory agreement dated 22 June 2020 and entered into between EIC Fund and the European Investment Bank; (v) the depositary agreement dated 8 July 2020 and entered into between EIC Fund and Alter Domus Depositary Services S.à r.l. and (vi) the master services agreement dated 8 July 2020 and entered into between EIC Fund and Alter Domus Alternative Asset Fund Administration S.à r.l.;

“Environment”	means the following, insofar as they affect human health or social well-being:

(a)	fauna and flora;

(b)	soil, water, air, climate and the landscape; and

(c)	cultural heritage and the built environment,

and includes, without limitation, occupational and community health and safety;

[***]

“Environmental Approval”	means any authorization required by Environmental Law;

“Environmental Law”	means European Union Law, and applicable national legislation, including principles and standards, and national laws and regulations, of which a principal objective is the preservation, protection or improvement of the Environment;

“European Union Directives”	means the directives of the European Union;

“European Union Law”	means the acquis communautaire of the European Union as expressed through the Treaties of the European Union, the regulations, the European Union Directives, delegated acts, implementing acts, and the case law of the Court of Justice of the European Union;

“Exhibit”	means an exhibit to this Agreement;

“Existing R&W Agreement”	means the representations and warranties agreement entered into among the Company, the Founders, the Non-participating Existing Investors and Participating Existing Investors on June 30, 2023;

“Fight Against Money Laundering and Financing of Terrorism Regulations”	means (i) any French legal and regulatory provisions relating to fight against money laundering, including but not limited to those set forth in Book III, Title II “Des autres atteintes aux biens” of the French Code pénal, and those relating to fight against financing of terrorism in particular those included in Book IV, Title II “Du Terrorisme” of the French Code pénal and those included in Book V, Title VI “Obligations relatives à la lutte contre le blanchiment des capitaux, le financement des activités terroristes, les loteries, jeux et paris prohibés et l’évasion et la fraude fiscales” of the French Code monétaire et financier and (ii) the foreign regulations relating to fight against money laundering and financing of terrorism, to the extent these measures are applicable;

“First Closing Date”	has the meaning ascribed to it in Article 2.4;

“First Tranche”	has the meaning ascribed to it in paragraph C of the preamble;

“First Tranche Series A Investor(s)”	means, individually or together, Bpifrance, Innovacom, STM, ALIAD, SealSQ, EIC Fund and TITANIA.

“GDPR”	has the meaning ascribed to it in Article 8.4;

“General Manager”	means the general manager (directeur général) of the Company.

“Governmental Authority”	means any supranational, international, European, state, regional, departmental, municipal or local entity, body or authority exercising (including by delegation) any governmental, regulatory, judicial, legislative, administrative or Tax authority or power, including a state and its subdivisions, any court or arbitral tribunal and any independent administrative authority;

[***]

“Group”	means the Company and its Subsidiaries;

“Guarantor”	means the Company;

“Horizon Europe Legal Basis”	means Regulation (EU) 2021/695 of the European Parliament and of the Council of 28 April 2021 establishing Horizon Europe – the Framework Program for Research and Innovation, laying down its rules for participation and dissemination, and repealing Regulations (EU) No 1290/2013 and (EU) No 1291/2013;

“Illegal Activities”	means any of the following illegal activities or activities carried out for illegal purposes according to applicable laws in any of the following areas: (i) fraud, corruption, coercion, collusion or obstruction, (ii) money laundering, financing of terrorism or tax crimes each as defined in the AML Directives, and (iii) fraud and other illegal activity against the financial interests of the European Union as defined in the PIF Directive;

“Indemnification Amount”	has the meaning ascribed to it in Article 7.1;

“Internal Revenue Code”	means Internal Revenue Code of 1986 of the United States of America, as amended;

“Investment”	has the meaning ascribed to it in paragraph D of the preamble;

“Investors”	has the meaning ascribed to it in the recitals of this Agreement;

“Material Adverse Event”	means an event or circumstances having a material adverse effect on the business operations or assets of the Company (excluding any such event resulting from general economic or financial (including stock market) conditions, events of war or terror or other conditions affecting the quantum computing industry generally); provided that any event or circumstances causing or reasonably likely to cause a net cost or loss to the Company in excess of EUR 10,000,000 in the aggregate shall be deemed material for the purposes hereof;

“New By-laws”	mean the by-laws of the Company adopted pursuant to the Shareholders’ Decisions that shall enter into force upon completion of the Share Capital Increase;

“New Shareholders’ Agreement”	has the meaning ascribed to it in paragraph I of the preamble;

“New Short-form Shareholders’ Agreement”	means each short-form shareholders’ agreement entered into among the Parties and each holder of Securities being not a party to the New Shareholders’ Agreement, pursuant to article 21.2 of the New Shareholders’ Agreement;

“New Options”	has the meaning ascribed to it in Article 10.1;

[***]

“Non-Compliant Jurisdiction”	means a jurisdiction:

(i) listed in the Annex I of the Council conclusions on the revised European Union list of non-cooperative jurisdictions for tax purposes, adopted by the Council at its meeting held on 14 February 2023 (https://ec.europa.eu/taxation_customs/tax-common-eu-list_en);

(ii) listed in the Annex of the Commission Delegated Regulation (EU) 2016/1675 of 14 July 2016 supplementing Directive (EU) 2015/849 of the European Parliament and of the Council by identifying high-risk third countries with strategic deficiencies (https://eur-lex.europa.eu/legal-content/EN/TXT/?uri=CELEX:02016R1675-20230316);

(iii) rated as “partially compliant”, “provisionally partially compliant” or “non-compliant” by the Organisation for Economic Cooperation and Development and its Global Forum on Transparency and Exchange of Information for Tax Purposes against the international standard on exchange of information on request (http://www.oecd.org/tax/transparency/exchange-of-information-on-request/ratings/#d.en.342263);

(iv) on the OECD/G20 list of jurisdictions that have not satisfactorily implemented the tax transparency standards (see footnote 12 of the OECD Report to G20 of July 2022 available at http://www.oecd.org/ctp/oecd-secretary-general-tax-report-g20-finance-ministers-indonesia-july-2022.pdf);

(v) included in the Financial Action Task Force “Public Statement” (i.e. countries or jurisdictions with such serious strategic deficiencies that the Financial Action Task Force calls on its members and non-members to apply counter-measures or for which the Financial Action Task Force calls on its members to apply enhanced due diligence measures) (http://www.fatf-gafi.org/countries/#high-risk); or

(vi) included in the Financial Action Task Force statement “Improving Global AML/CFT Compliance: On-going process” (i.e., countries or jurisdictions with strategic weaknesses in their AML/CFT measures but that have provided a high-level commitment to an action plan developed with the Financial Action Task Force) (http://www.fatf-gafi.org/countries/#high-risk), in each case, as such statement, list, directive, or annex may be amended and/or supplemented from time to time;

“OLAF”	means the European Anti-Fraud Office;

“Ordinary Shares”	means the ordinary Shares (actions ordinaires) issued or to be issued by the Company;

“PIF Directive”	means Directive (EU) 2017/1371 of the European Parliament and of the Council of 5 July 2017 on the fight against fraud to the Union’s financial interests by means of criminal law as amended, supplemented or restated;

“Preferred Shares”	means the Series A Shares and the Seed Shares;

“President”	means the president (président) of the Company.

“President’s Decisions”	means the decisions taken or to be taken by the President, acting upon and subject to the Delegation of the Shareholders, for purposes of issuance of the First Tranche;

[***]

“Qualified Majority”	has the meaning ascribed to it in the New Shareholders’ Agreement;

“Relevant Person”	means, with respect to the Company or its Subsidiaries, any member of their management bodies or any of their employees or any other person acting on their behalf or under their control;

“Representations”	has the meaning ascribed to it in Article 5;

“Sanctioned Country”	means any country or territory that is subject to general restrictions relating to exports, imports, financings or investments under the Sanctions Regulations. As at the date hereof, the Sanctioned Countries are North Korea, Cuba, Iran, Sudan, Syria and the territory of Crimea and Sebastopol, as well as the Ukrainian oblasts of Donetsk, Kherson, Luhansk and Zaporizhzhia, it being specified that this list may be amended from time to time;

“Sanctioned Person”	means any individual or entity (for the avoidance of doubt, the term entity includes, but is not limited to, any government, group or terrorist organization) who is a designated target of, or who is otherwise a subject of Sanctions Regulations (including, without limitation, as a result of being owned or otherwise controlled, directly or indirectly, by any individual or entity, who is a designated target of, or who is otherwise a subject of Sanctions Regulations);

“Sanctions Regulations”	means any restrictive measures enacted, adopted, administered, imposed or enforced by any of the following:

- the United Nations Security Council; and/or

- the European Union and any agency or person which is duly appointed, empowered or authorized by the European Union to enact, administer, implement and/or enforce such measures; and/or

- the French Republic through the Direction Générale du Trésor (DGT); and/or

- the US government through the Office of Foreign Assets Control of the US Department of Treasury (OFAC) and/or the Bureau of Industry and Security (BIS) of the US Department of Commerce; and/or

- the United Kingdom through His Majesty’s Treasury (HMT) and/or any other similar authority enacting restrictive measures;

“Second Closing Date”	has the meaning ascribed to it in Article 3.4;

“Second Tranche”	has the meaning ascribed to it in paragraph D of the preamble;

“Second Tranche Approving Parties”	has the meaning ascribed to it in Article 3.3;

“Second Tranche Series A Investors”	means, individually or together, [***] and any Additional Investor approved by the Second Tranche Approving Parties.

“Secondary Transaction”	has the meaning ascribed to it in Article 4.6;

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“Securities”	means, now and in the future:

(a) the Shares;

(b) the valeurs mobilières donnant accès au capital or other securities giving the right, immediately or in the future, to subscribe or otherwise acquire Shares, including but not limited to stock options (options de souscription ou d’achat d’actions), redeemable shares, share subscription warrants (bons de souscription d’actions) and founder warrants (bons de souscription de parts de créateur d’entreprise);

(c) the subscription rights attached to the Shares as well as to the securities referred to in paragraph (b) above, in the event of an issue of Shares, valeurs mobilières donnant accès au capital or other securities giving the right, immediately or in the future, to subscribe or otherwise acquire Shares; and

(d) any right to receive free Shares, valeurs mobilières donnant accès au capital as well as any of the securities referred to in paragraph (b) above, which any of the Parties holds or may hold, for any reason whatsoever.

“Seed Shares”	means the existing 52,172 Series PO preferred shares (actions de préférence de catégorie P0) renamed as Series Seed preferred shares (actions de préférence de catégorie Seed) pursuant to the fourth (4th) Shareholders’ Decision, as well as any other Series Seed preferred shares to be issued by the Company;

“Series A Investors Majority”	has the meaning ascribed to it in the New Shareholders’ Agreement;

“Series A Shares”	means the Series A preferred Shares (actions de préférence de catégorie Series A) issued or to be issued by the Company;

“Series A Term Sheet”	has the meaning ascribed to it in Article 14.2;

“Shareholder”	means any shareholder of the Company;

“Shareholders’ Agreements”	means, as applicable, the New Shareholders’ Agreement and/or the New Short-form Shareholders’ Agreement;

“Shareholders’ Decisions”	has the meaning ascribed to it in paragraph E of the preamble;

“Shareholders’ Delegation”	means the delegation granted by the Shareholders under the ninth (9th) Shareholders’ Decision to the President to decide the issuance of the First Tranche and Second Tranche.

“Shares”	mean the shares issued or to be issued by the Company, irrespective of their class or category;

“Share Capital Increase”	has the meaning ascribed to it in paragraph F of the preamble;

“Share Purchase Agreement”	has the meaning ascribed to it in Article 4.6;

“SME”	means micro, small and medium-sized entreprises as defined in the European Commission Recommendation 2003/361/EC of 6 May 2003.

“Subsidiary”	means any branch or other company or entity, whatever its form, whether French or foreign, Controlled by the Company;

“Tax”	has the meaning ascribed to it in Article 5.16.1;

“Technical Milestone”	means the validation of the demonstration [***].

“Warranty”	has the meaning ascribed to it in Article 7.1.

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2.	FIRST TRANCHE OF THE INVESTMENT

2.1.	The First Tranche of the Investment, amounting to EUR [***] in the aggregate, will be completed through the issuance in favor of the First Tranche Series A Investors of [***] ABSA A in accordance with the terms of this Agreement, the Shareholders’ Decisions and the President’s Decisions.

2.2.	The ABSA A shall be issued at a subscription price of EUR [***] per ABSA A (issue premium included), with a par value of EUR 1.00 each.

2.3.	Each First Tranche Series A Investor hereby irrevocably undertakes and agrees that it shall, no later than on June 1st, 2026, (i) subscribe to the number of ABSA A set forth opposite its name in the table attached as Exhibit 2.3 and (ii) fully pay up the corresponding subscription price in cash to the Company. The Parties acknowledge and agree that the First Tranche Series A Investors are acting severally and not jointly (conjointement et non solidairement) for the purposes of the First Tranche; in particular, each First Tranche Series A Investor may only be held liable up to the amount of its respective commitment regarding the First Tranche.

2.4.	The Parties acknowledge and agree that the obligations of each First Tranche Series A Investor to subscribe to the First Tranche of the Investment are conditional upon (i) each other First Tranche Series A Investor subscribing and fully paying up the number of ABSA A set forth opposite its name in the table attached as Exhibit 2.3 and (ii) the following other conditions precedent being or having been satisfied on or before the date hereof (the “First Closing Date”):

(i)	delivery by the Company’s statutory auditor (commissaire aux comptes) of its reports in relation with the Shareholders’ Decisions in compliance with applicable laws and regulations;

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(ii)	delivery (a) by the Company of a copy the unanimous written consent of the Shareholders appointing the specially appointed appraiser (commissaire aux avantages particuliers) for purposes of creating and issuance of the Series A Shares, and (b) by said appraiser of its reports in compliance with applicable laws and regulations in relation with the creation of a new category of Series A Shares, the related changes in the terms and conditions of the Seed Shares, and the issuance of the ABSA A to a category of persons that includes the Series A Investors, as set forth in the Shareholders’ Decisions;

(iii)	delivery by the Company of a copy of the minutes of meeting of the Board having approved those decisions contemplated in the Shareholders’ Decisions and to be taken by the President;

(iv)	delivery by the Company of a copy of the executed minutes of the Shareholders’ Decisions as approved by the Shareholders (except for the Shareholders’ Decision regarding a share capital increase reserved to employees) in accordance with applicable laws and regulations;

(v)	delivery by the Company of a copy of the minutes of the special meetings of the holders of Series PO preferred shares (actions de préférence de catégorie P0), the holders of founders’ warrants (BSPCE) and the holders of warrants (BSA) issued by the Company of resolutions having, inter alia (a) authorized the creation of a new category of Series A Shares and the related changes in the terms and conditions of the Seed Shares, (b) authorized the issuance of the ABSA A to a category of persons that includes the Series A Investors and (c) waived their protection rights under articles L. 228-99 et seq. and R.228-92 of the French Commercial code;

(vi)	delivery by the Company of a copy of the executed minutes of the President’s Decisions as approved by the President for purposes of implementation of the First Tranche, in accordance with applicable laws and regulations;

(vii)	delivery by the Company of the written resignation letters with effect from the First Closing Date of Bpifrance Investissement, Nicolas Daval, Philippe Delmas, Innovacom Gestion, Tristan Meunier, Quantonation, Supernova Invest and Maud Vinet as Board members (administrateurs) with confirmation that no sums are outstanding in respect of their functions and that they have no further claims against the Company; and

(viii)	execution by all Parties of the New Shareholders’ Agreement and, with each holder of Securities being not a Party, of a New Short-form Shareholders’ Agreement.

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2.5.	The First Tranche will be subscribed and fully paid up in cash by wire transfer to the following bank account of the Company:

Account holder: QUOBLY SAS

Bank name: [***]

IBAN : [***]

BIC : [***]

2.6.	The Company may not close the subscription period or the subscription of the ABSA A, and acknowledge the Share Capital Increase relating to the First Tranche, unless and until all [***] ABSA A issued in the First Tranche have been subscribed and fully paid up by the First Tranche Series A Investors.

2.7.	Once the First Tranche of the Investment is completed, the share capital of the Company shall be structured as set forth in Exhibit B.

3.	SECOND TRANCHE OF THE INVESTMENT

3.1.	The Second Tranche, amounting to up to EUR [***] in the aggregate, will be completed through the issuance in favor of the Second Tranche Series A Investors of maximum number of [***] ABSA A in accordance with the terms of this Agreement and the Shareholders’ Delegation.

3.2.	The ABSA A shall be issued at a subscription price of EUR [***] per ABSA A (issue premium included), with a par value of EUR 1.00 each.

3.3.	For purposes of implementation of the Second Tranche, at any time between the First Closing Date and July 31, 2026 at the latest, the President, acting upon the Shareholders’ Delegation, shall decide, in one time only, the issuance of up to maximum number of [***] ABSA A to the Second Tranche Series A Investors, provided that:

(i)	The President shall issue ABSA A to [***], Innovacom and one or more Additional Investors (if any), subject to:

(a)	with respect to [***] having confirmed, on or before July 31, 2026 at the latest, in writing (including be email) to the Company and the First Tranche Series A Investors, its commitment to invest an amount in the Second Tranche at least equal to EUR [***] (rounded down as the case may be to reflect the exact subscription price of the immediately lower whole number of ABSA A to be issued by the President to [***] in the Second Tranche) in the aggregate; provided that [***] shall be entitled to substitute any of its Affiliates in any of its rights or obligations hereunder, subject to notifying in writing such substitution to each Party and such Affiliate shall have first adhere to this Agreement and the New Shareholders’ Agreement; and/or

(b)	with respect to Innovacom, Innovacom having confirmed, on or before July 31, 2026 at the latest, in writing (including be email) to the Company and the other First Tranche Series A Investors, its commitment to invest an amount in the Second Tranche at least equal to EUR [***] (rounded down as the case may be to reflect the exact subscription price of the immediately lower whole number of ABSA A to be issued by the President to Innovacom in the Second Tranche) in the aggregate; provided that Innovacom shall be entitled to substitute any of its Affiliates in any of its rights or obligations hereunder, subject to notifying in writing such substitution to each Party and such Affiliate shall have first adhere to this Agreement and the New Shareholders’ Agreement; and/or

(c)	with respect to any other Additional Investor, such Additional Investor having (x) committed in writing to invest a certain amount in the Second Tranche and (y) been first approved in writing (including by email) by each then Active Founder and holder of outstanding Series A Shares (together, the “Second Tranche Approving Parties”); provided that, for purposes of this paragraph (b), the President shall notify appropriate approval request to each Second Tranche Approving Party at least fifteen (15) Business Days before the contemplated date of the above decisions of the President to issue the ABSA A, which request shall specify the name of the Additional Investor, the contemplated amount to be invested by such Additional Investor in the Second Tranche and the corresponding number of ABSA A to be subscribed by it; and provided further that any Additional Investor shall comply with, and meet, any KYC requirements (if any) that any Investor may have, including EIC Fund’s KYC Verification;

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(ii)	Any Additional Investor must have adhered to this Agreement pursuant to Article 13 thereunder and to the New Shareholders’ Agreement pursuant to article 23 of the New Shareholders’ Agreement , in each case, as an “Additional Investor” and no later than on Second Closing Date;

(iii)	The total number of ABSA A to be issued by the President to all Second Tranche Series A Investors in the Second Tranche shall not exceed [***] ABSA A in the aggregate (representing a maximum subscription price equal to EUR [***] in the aggregate (issue premium included)) ; and

(iv)	The subscription period of the ABSA A in the Second Tranche shall not be inferior to fifteen (15) Business Days from the date of the relevant decisions of the President.

3.4.	For purposes of this Article 3, the date of the decisions of the President deciding the issuance of ABSA A to Second Tranche Series A Investors in the Second Tranche shall be hereinafter defined at the “Second Closing Date”.

3.5.	Subject to Article 3.3 above, [***] and, by adhering to this Agreement, the Additional Investors, each, irrevocably undertakes and agrees, to (i) subscribe to the number of ABSA A that it committed to subscribe and (ii) fully pay up the corresponding subscription price in cash to the Company. The Parties acknowledge and agree that the Second Tranche Series A Investors are acting severally and not jointly (conjointement et non solidairement) for the purposes of the Second Tranche; in particular, each Second Tranche Series A Investor may only be held liable up to the amount of its respective commitment regarding the Second Tranche.

3.6.	The Parties acknowledge and agree that the obligations of each Second Tranche Series A Investor to subscribe to the Second Tranche of the Investment are conditional upon the following conditions precedent being or having been satisfied on or before the Second Closing Date:

(i)	Completion of the First Tranche in compliance with Article 2 above;

(ii)	delivery by the Company of the documents listed in paragraphs (i) to (viii) of Article 2.4 above;

(iii)	delivery by the Company to the Second Tranche Series A Investors of a certificate confirming the absence of occurrence of any Material Adverse Event between the First Closing Date and the Second Closing Date; and

(iv)	delivery by the Company of a copy of the minutes of the decisions taken by the President approving the issuance of ABSA A to the Second Tranche Series A Investors in compliance with the Shareholders’ Delegation, the terms and conditions of this Agreement and applicable laws.

3.7.	The Second Tranche will be subscribed and fully paid up in cash by wire transfer to the bank account of the Company as notified by the Company to each Second Tranche Series A Investor.

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4.	SECONDARY FINANCING

4.1.	Subject to and upon satisfaction of the Technical Milestone on or before March 31, 2027 at the latest (the “Milestone Option Expiration Date”) as acknowledged and approved by the Board at the Qualified Majority, the Active Founders (and any employee of the Company, at the entire discretion of the Active Founders), together, shall be entitled to sell up to [***] Ordinary Shares to the Series A Investors (other than STM, ALIAD, EIC Fund, TITANIA and Bpifrance) (the “Promisors”) at a purchase price of [***] euros per Option Share (the “Option Price”) (the “Technical Milestone Secondary”).

In addition, provided that the total subscription price of all ABSA A subscribed in the First Tranche and the Second Tranche exceeds seventy million (70,000,000) euros in the aggregate (the “Additional Financing Milestone”), the Active Founders (and any employees of the Company, at the entire discretion of the Active Founders), together, shall be entitled to sell up to [***] Ordinary Shares (together with the [***] Ordinary Shares which may be Transferred pursuant to the Technical Milestone Secondary, the “Option Shares”) to the Promisors at a purchase price per Option Share equal to the Option Price (the “Additional Financing Secondary”).

4.2.	For purposes and subject to the terms and conditions of this Article 4, the Promisors hereby grant the Active Founders, who accept, the benefit of this irrevocable promise to purchase the Option Shares in case of satisfaction of (i) with regards to the Technical Milestone Secondary, the Technical Milestone as approved by the Board at the Qualified Majority and (ii) with regards to the Additional Financing Secondary, the Additional Financing Milestone as evidenced by the bank certificate (certificat du dépositaire) relating to the completion of the Second Tranche (the “Option”), which Option may be transferred by the Active Founders, at their discretion, in whole or in part, to one or more employees of the Group (such substituted employees (if any), together with the Active Founders, being defined as the “Beneficiaries” for purposes of this Article 4); provided that, for the avoidance of doubt, (x) in the absence of satisfaction of the Technical Milestone by the Milestone Option Expiration Date at the latest, the Option applicable to the Technical Milestone Secondary shall become automatically (de plein droit) null and void as from such date and (y) in the absence of satisfaction of the Additional Financing Milestone by July 31, 2026 at the latest, the Option applicable to the Additional Financing Secondary shall become automatically (de plein droit) null and void as from such date.

4.3.	For purposes of the Technical Milestone achievement, upon approval by the Board at the Qualified Majority of the satisfaction of the Technical Milestone, the President shall notify such occurrence to the Active Founders and the Promisors (the “Milestone Notice”). For purposes of the Additional Financing Milestone achievement, upon receipt of the bank certificate (certificat du dépositaire) acknowledging to the completion of the Second Tranche, the President shall notify such receipt to the Active Founders and the Promisors (the “Additional Financing Notice”).

4.4.	In case of notification of the Milestone Notice or of the Additional Financing Notice, as applicable, and one or more Beneficiaries decide to exercise their Option, the Active Founders shall notify such decision to the Promisors within 10 Business Days from the Milestone Notice (or the Additional Financing Notice, as applicable) (the “Exercise Notice”), which notice shall specify: (i) the total number of Option Shares to be transferred to the Promisors (the “Transferred Option Shares”), (ii) the allocation of the Transferred Option Shares among the relevant Beneficiaries (including, to the extent applicable, the relevant employees of the Group) and (iii) the total Option Price to be paid to each relevant Beneficiary.

4.5.	Unless otherwise notified by the Promisors to the Active Founders within 10 Business Days from each Exercise Notice, the Transferred Option Shares shall be allocated among the Promisors on a pro rata basis based on their respective participation to the First Tranche and, if completed before the relevant Exercise Notice, the Second Tranche; provided that, with regards to the Technical Milestone Secondary, in case the Second Tranche is not completed on the date of the Exercise Notice, the Transferred Option Shares shall be allocated among the Promisors having participated to the First Tranche only.

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4.6.	In each case the Option is exercised by the Beneficiaries in compliance with the terms and conditions of this Article 4, in order to effect the sale of the Transferred Option Shares (the “Secondary Transaction”), the Beneficiaries having exercised their Option and the relevant Promisors undertake and agree, within fifteen (15) Business Days (or such longer period as may be agreed in writing among the Active Founders and the Promisors), to enter into a share purchase agreement (the “Share Purchase Agreement”) substantially in the form attached as Exhibit 4.6 hereto.

4.7.	The Parties undertake and agree that all Ordinary Shares that will be acquired by the Promisors pursuant to this Article 4 shall automatically convert into Series A Shares, on a 1:1 conversion ratio, upon completion of the relevant transfer of Ordinary Shares pursuant to the twenty-first (21st) Shareholders’ Decision. To this end, the Company undertakes and agrees that, upon completion of any transfer of Ordinary Shares under this Article 4 it shall update its share transfer register (registre de mouvements de titres) and the relevant shareholders’ individual accounts (comptes individuels d’associés) of the relevant Promisor to effect such transfer and reflect the conversion of the relevant Ordinary Shares into Series A Shares.

4.8.	The Parties further undertake and agree that a Series A Ratchet Warrants shall be attached to each Ordinary Share acquired by the Promisors under this Article 4. To this end, within five (5) Business Days from each effective transfer date of the Transferred Option Shares pursuant to the relevant Share Purchase Agreement, the President, acting upon delegation of the Shareholders pursuant to the Shareholders’ Decisions, shall grant for free to each Promisor having acquired any Transferred Option Shares a number of additional Series A Ratchet Warrants equal to the number of Transferred Option Shares acquired by it.

4.9.	For purposes of completion of the Secondary Transaction pursuant to this Article 4, each Party hereby waives any right of first refusal that it may have under any Shareholders’ Agreement to which it is a party with respect to the transfer of the Transferred Option Shares by the Beneficiaries to the Promisor (or, as the case may be, any of their Affiliates which they may substitute) with the Secondary Transaction in accordance with the terms and conditions set forth in this Article 4.

5.	REPRESENTATIONS AND WARRANTIES

The Series A Investors have agreed to participate in the Investment subject to the condition that the Guarantor makes the representations and warranties contained in this Article 5 (the “Representations”).

The Guarantor represents and warrants to the First Tranche Series A Investors and, subject to and upon completion of the Second Tranche, the Second Tranche Series A Investors (together, the “Beneficiaries”) (subject to the information disclosed in the Exhibits to this Agreement pursuant to Article 5.25) that the Representations contained in this Article 5 are true, complete and accurate (exactes et sincères) as at the date of this Agreement.

The Warranty (as defined in Article 7.1 below) shall become effective as of the First Closing Date for the purpose of indemnifying the Beneficiaries with respect to the Investment.

The Representations shall cover restrictively the items set forth below.

In case the Company has any Subsidiary, any Representation made with regards to the Company shall be deemed made mutatis mutandis with regards to any Subsidiary.

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The expression “to the Guarantor’s knowledge” means (i) the actual knowledge of the fact or situation by Maud Vinet and Tristan Meunier in their respective capacity as President and General Manager of the Company and/or (ii) the actual knowledge that any normally prudent person with the same role and responsibilities should have after reasonable inquiry and diligence.

5.1.	Organization of the Company

5.1.1.	The Company was duly incorporated and properly formed and is duly organized, validly existing under the laws of France. It has the corporate power to own its properties and to conduct its business as currently conducted, and carries out such business in accordance with its corporate purpose (objet social).

5.1.2.	The Company’s By-laws and its corporate bodies are in compliance with all applicable laws and regulations. The Company is not in default under or in violation of its By-laws.

5.1.3.	Except as disclosed in Exhibit 5.1.3, the Company (or any of its Subsidiaries) has not owned since its incorporation, nor does it currently own, directly or indirectly, any equity interest or shares in the capital or voting rights in any other company or any partnership, firm or other group or legal entity or joint venture company whatsoever.

5.1.4.	The Company has not served since its incorporation, nor does it currently serve, as legal representative, manager, director or member of a board of directors, management board, supervisory board and, more generally, any similar position, in law or in fact, in any company, grouping, partnership, association, unlimited liability legal entity or other entity, whether or not a legal entity or its equivalent under foreign law.

5.1.5.	All corporate decisions of the Company have been validly adopted, enacted, authorized or ratified by the competent corporate bodies of the Company and are duly reflected in the books of the Company as required by applicable laws and regulations. More generally, all the Company’s books, registers, files and other corporate and financial documents required by applicable laws and regulations have been accurately and duly held by the Company and are complete and accurate.

5.2.	Share capital of the Company

5.2.1.	Exhibit B contains an accurate, complete and up-to-date statement of the allocation of the Shares comprising the share capital of the Company and any other Securities issued by the Company immediately before and after the completion of the First Tranche and, assuming it has been fully completed, the Second Tranche.

5.2.2.	All Securities of the Company existing immediately before the completion of the Share Capital Increase have been legally and validly issued, have been fully paid up and have not been redeemed in full or in part. Such Securities are free and clear of any pledges, encumbrances or other security interests or third party rights, and their transfer is not restricted in any way other than as provided in the Shareholders’ Agreements and the By-laws of the Company.

5.2.3.	None of the Securities issued by the Company are encumbered (nanties) in any manner.

5.2.4.	The share transfer register (registre de mouvements de titres) and the shareholders’ individual accounts (comptes individuels d’associés) are accurate as at the date hereof.

5.2.5.	Subject to the specific rights attached to the Preferred Shares as set out in the New By-laws and the Shareholders’ Agreements, all Shares of the Company carry equal voting rights and entitlement to receive dividends in proportion to the percentage of share capital they represent, and no obligation exists pursuant to the By-laws of the Company or otherwise concerning double voting rights or any restriction on voting rights at the Company’s shareholders’ meetings.

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5.2.6.	Except for (i) the Ordinary Shares, (ii) the Seed Shares, (iii) the Series A Shares (including the Series A Ratchet Warrants attached thereto) to be issued in the Investment, (iv) the New Options, and (v) other Securities set forth in the Capitalization Table, there is no outstanding security, voting or investment certificate, subscription or warrant or, more generally, any right, option or security giving access or likely to give access in any way, immediately or in the future, directly or indirectly, in full or in part, to any Shares in or profits of the Company or to any voting rights at shareholders’ meetings of the Company.

5.2.7.	The Company is not a party to any agreement of any type giving any third party any right or interest whatsoever over the securities of the Company or to a share in its profits, except for the Shareholders’ Agreements.

5.2.8.	Other than the above mentioned Shareholders’ Agreements, the Series A Term Sheet, this Agreement and, if and when executed, the Share Purchase Agreement, and to the Guarantor’s knowledge, there is no agreement entered into between any of the shareholders of the Company with respect to the subject matter of this Agreement and the Shareholders’ Agreements or giving any third party any right or interest whatsoever over the securities of the Company or to a share in its profits.

5.3.	Investment – Issuance of ABSA A

5.3.1.	Except as disclosed in Exhibit 5.3.1, the execution and delivery of this Agreement and the Shareholders’ Agreements and the completion of the Investment do not conflict with and will not result in any default, violation, modification (including the acceleration of any debt), suspension or termination of any contract or other undertaking to which the Company is a party.

5.3.2.	All formalities, authorizations or permits required on the Company’s side for the purpose of the completion of the Investment have been previously carried out or obtained.

5.3.3.	When fully paid-up by the Series A Investors, the ABSA A (including the attached Series A Ratchet Warrants) issued in the First Tranche, or when issued in the Second Tranche, are validly issued in accordance with all applicable laws and regulations in force as at the date of their issuance. They shall bear the specific rights described in the New By-laws, the Shareholders’ Decisions and the President’s Decisions.

5.4.	Bankruptcy, liquidation or receivership

5.4.1.	Neither the Company, nor any natural or legal persons that assume unlimited liability for the Company’s debts is currently bankrupt, subject to insolvency or winding-up procedures, its assets are not being administered by a liquidator or by a court, it is not in an arrangement with creditors, its business activities are not suspended, and it is not in any analogous situation arising from a similar procedure provided for under European Union Law or applicable national law.

5.4.2.	The Company has not been declared unable to meet its debts as they fall due, been held in default by lenders under any debt financing or been subject to any bankruptcy proceedings or equivalent proceedings. No administrative receiver or manager has been appointed to manage any of the properties, assets or business of the Company. No meeting of the Board or the Shareholders has been convened at which a resolution has been proposed, and no resolution has been passed, for the dissolution, liquidation, split or re-organization of the Company. There does not exist any event or fact justifying such proceedings or resolution with respect to the Company.

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5.5.	Accounts

5.5.1.	The unaudited financial statements (balance sheet, profit and loss account and notes) of the Company for the financial year ended December 31, 2025 (the “Accounts”) as attached in Exhibit 5.5.1 have been prepared in accordance with the generally accepted accounting rules and principles applicable in France, which have been applied on a continuous and coherent basis and in compliance with the principles of continuity of the business and maintenance of the methods.

5.5.2.	The Accounts are genuine and correct and give a true and fair view (sont réguliers et sincères et donnent une image fidèle) of the business, assets and financial situation of the Company as of the date of the Accounts.

5.5.3.	Except as disclosed in Exhibit 5.5.3, the Company does not have any liability or off-balance sheet commitments of any type, other than those identified in the Accounts (if any).

5.5.4.	All books and accounting records required by applicable laws and regulations have been established and are in existence and kept in accordance with such applicable laws and regulations. They accurately (de façon exacte et sincère) reflect the Company’s financial situation. The Company shall ensure that it has kept and will continue to keep proper books and records of account, in which full and correct entries shall be made of all financial transactions and its assets and business in accordance with French GAAP as in effect from time to time.

5.6.	Consents and Approvals

Except for corporate authorizations by the Shareholders and Board of the Company, no consent, waiver, agreement, approval, permit, declaration, filing, notice or registration to or with, or assignment, is required to be made or obtained by the Company in connection with the execution, delivery or performance of this Agreement or the New Shareholders’ Agreement or the execution of the transactions contemplated herein or therein, in particular the Investment.

5.7.	Material Contracts

5.7.1.	All Material Contracts to which the Company is a party are valid and binding obligations of the Company and, to the Guarantor’s knowledge, of the relevant counterparties. Such Material Contracts are in full force and effect, enforceable in accordance with their terms and the Company is not in breach of any such Material Contract in such a way as to give rise to any liability of the Company or to justify the termination of such Material Contract.

5.7.2.	For the purposes of this Article 5.7, “Material Contracts” refer to (i) any agreements binding the Company to any commitment in excess of EUR 200,000 (individually or in the aggregate) as well as (ii) any agreements providing for the license of any IP Rights by the Company to any third party or by any third party to the Company. A list of all Material Contracts in force as at the date of this Agreement is attached as Exhibit 5.7.2.

5.7.3.	The Company does not know of, nor has it received or been given written notice in respect of, any breach or termination of any Material Contract by any other party thereto, or notice that it or any other party is in default under any such Material Contract.

5.7.4.	Except as disclosed in Exhibit 5.7.4, none of the Material Contracts entitles the counterparty to terminate, modify or accelerate any obligations or rights under the relevant Material Contract according to its express terms as a result of the completion of the Investment.

5.7.5.	The Company is not a party to any agreement imposing on it (i) any non-compete commitment or (ii) any other limitation or restriction on its ability to conduct its business in any specific market or territory or to develop its activities or (iii) any contractual guarantee of an unusual duration or extent.

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5.8.	Compliance with laws and regulations

5.8.1.	The Company complies with, and has at all times complied with, all applicable laws and regulations.

5.8.2.	The Company holds all authorizations, approvals, licenses and permits required for the conduct of its activities and the ownership of its assets. The completion of the Investment is not likely to result in the cancellation or suspension of any such authorization, approval, license or permit, and, to the Guarantor’s knowledge, there does not exist any other event or fact likely to result in the cancellation, suspension or withdrawal of any such authorization, approval, license or permit.

5.9.	Litigation

Except as disclosed in Exhibit 5.9, there is no claim, action, suit, dispute, complaint and no legal, administrative, arbitration or other alternative dispute resolution proceeding or investigation (whether civil, criminal or administrative, including any dispute with the Tax authorities) (the “Proceedings”) pending or, to the Guarantor’s knowledge, threatened, to which the Company is or would be a party or in which it is or would be involved (directly or indirectly) and, to the Guarantor’s knowledge, there is no other dispute which could reasonably be expected to lead to such Proceedings.

5.10.	Employees

5.10.1.	The list of the Company and Subsidiary’s employees is attached as Exhibit 5.10.1.

5.10.2.	The Company has complied and complies with the labor law, social security law and the regulations laid down for their application, as well as the provisions of the agreements or collective work agreements that it has to comply with, and/or to which it is party to, notably with those in relation to working hours and overtime hours, hygiene conditions, safety conditions, calculation and payment of social security contributions, the regulation relating to internal rules and to collective work agreements as well as for the employee representation. The Company has regularly undertaken all payments due to its employees and Company’s officers, and has totally paid the related social security costs and has regularly made all the necessary provisions. The Company has complied and complies with all its obligations vis-à-vis its employees.

5.10.3.	Except as disclosed in Exhibit 5.10.3, no employment contract entered into with employees or no agreement entered into with the Company’s officers and/or consultants currently in force gives right to severance payments exceeding those set out either in the collective work agreement applicable or the law, nor would it entitle to exceptional particular advantages, including particular social benefits. The employment agreements and/or consulting agreements which the Company has entered into with its employees and/or consultants do not allow an employee and/or consultant to benefit from a special or particular status (e.g., French VRP). When said employment agreements contain non-compete clauses, those are in compliance with applicable laws and regulations as well as the provisions of the collective work agreements that the Company has to comply with. To the Guarantor’s knowledge, the employees and the consultants are entirely free from any non-compete or similar clause which may impair in whole or in part their ability to contribute to the Company’s existing or contemplated business.

5.10.4.	Except as disclosed in Exhibit 5.10.4, the Company does not take part nor contribute to any retirement plan, profit-sharing or saving plan, or any other complementary social plan as compared with those required by the laws, regulations and applicable collective working agreements.

5.10.5.	Except as disclosed in Exhibit 5.10.5, neither the Founders nor any employee or consultant of the Company will be entitled to receive any payment or benefit directly as a consequence of the execution of this Agreement or the completion of the Investment.

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5.10.6.	To the Guarantor’s knowledge, no employee has been or is working for any governmental, administrative, supervisory or regulatory authority, body, agency or commission or any university or state educational body or organization of any relevant jurisdiction during the time of his mandate, employment contract, or consultancy contract with the Company.

5.10.7.	The Company is not liable for any payment to any of its former employees, officers or consultants (or any of their respective representatives) in respect of salaries, salary ancillaries, indemnities of any nature whatsoever or any other sum which may arise out of or be due in respect of the performance or termination of an employment, office or consulting agreement.

5.10.8.	Except as disclosed in Exhibit 5.9, there is no current individual or collective dispute and, to the Guarantor’s knowledge, no fact is likely to start any dispute on any employment matter (including any dispute with social security contributions and unemployment insurance collection agencies or similar entities and any dispute with the labor administration).

5.10.9.	The Company is not in the process of dismissing or contemplating to dismiss any of its employees (including officer and directors) or terminate any consultant agreement (except upon completion of the related services), and none of the employees (including officer and directors) or consultants has resigned or terminated the relevant consultant agreement or, to the Guarantor’s knowledge, has notified in writing the Company its intent to resign or terminate the relevant consultant agreement.

5.10.10.	Except as disclosed in Exhibit 5.10.10, no one is entitled, on the ground of facts prior to the date hereof, to validly claim the position of employee or to demand to be integrated or reintegrated as such within the Company, nor validly claim the payment of any amount whatsoever pursuant to an employment contract and/or consulting agreement having come to an end before the date hereof.

5.11.	Assets

5.11.1.	Except as disclosed in Exhibit 5.11.1, the Company has not granted any guarantee, security, endorsement, mortgage, lien, pledge or other charge in favor of any third party on any of its tangible or intangible assets.

5.11.2.	All of the material tangible assets used by the Company are either the full and unrestricted property of the Company and are free and clear of any real or personal property right, mortgage, pledge or any other type of warranty or security interest to the benefit of a third party, or else are leased by the Company pursuant to a valid lease agreement.

5.11.3.	All such material tangible assets are in a good state of repair, working order and use, subject to normal wear and tear.

5.12.	Real Property

5.12.1.	The Company does not own any real property.

5.12.2.	The Company has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, the leased properties referred to in Exhibit 5.12 (the “Leased Properties”), which are free and clear of any and all encumbrances (including any mortgages, pledges, liens or inscriptions whatsoever to the benefit of any third parties), and which constitute all the real property used by the Company which are necessary for the performance of the Company’s activities as currently performed.

5.12.3.	Exhibit 5.12 sets forth all leases pursuant to which the Leased Properties are leased by the Company (as lessee) and such leases constitute all leases, subleases, financial leases or other occupancy agreements pursuant to which the Company occupies or uses its premises.

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5.12.4.	None of the Leased Properties are the subject of any expropriation or total or partial requisition measures or of any other administrative measures or of any right or action whatsoever which may significantly adversely affect their value or occupancy, and no other decisions have been taken by any competent authority which may restrict or modify the permitted use of any of the Leased Properties used by the Company.

5.12.5.	All of the Leased Properties are in a normal condition of use, maintenance and repair, and all applicable contractual, regulatory or legislative requirements have been complied with.

5.12.6.	There are no pending actions or, to the Guarantor’s knowledge, any threat of actions (including, but not limited to, condemnation proceedings or any other matter affecting the current or currently proposed use, occupancy or value) relating to any of the Leased Properties or any portion thereof.

5.13.	Intellectual property

5.13.1.	Except as disclosed in Exhibit 5.13.1(a), the Company has good title, whether through direct ownership or co-ownership or through a license or sublicense, to the use of all patents, trademarks, domain names, software and other intellectual property rights necessary for the conduct of its activities as currently conducted (as described in paragraph A of the preamble) (the “IP Rights”). Exhibit 5.13.1(b) contains a list of all IP Rights owned or co-owned by or licensed or sublicensed to the Company that are material for the Company’s activities as currently conducted (as described in paragraph A of the preamble). Except as set forth in Exhibit 5.13.1(b), the Company has not entered into any third party license for the use of the IP Rights.

5.13.2.	All the IP Rights are, to the Guarantor’s knowledge, valid, subsisting and enforceable.

5.13.3.	With respect to any IP Rights that are not owned or co-owned by the Company but are licensed or sublicensed to it, the Company has the sole and exclusive right to use, sublicense, practice or otherwise exploit such IP Rights in its field of activity as currently conducted (as described in paragraph A of the preamble), and to the Guarantor’s knowledge has valid and continuing rights to use such IP Rights free and clear of all charges or encumbrances, pursuant to valid and enforceable (to the Guarantor’s knowledge) licenses, sublicenses or other agreements to which it is a party and under which it is granted a license or right in or to or is otherwise authorized to use, exercise or receive any benefit from such IP Rights.

5.13.4.	No university, governmental authority or other organization has formally claim any right to, ownership or co-ownership of or other encumbrance on any of the IP Rights. To the Guarantor’s knowledge, no inventor of any patent that constitutes IP Rights was a student, university employee or employee of any governmental authority at the time that the invention was made or has any claim of right to, ownership of or other encumbrance on any of the IP Rights.

5.13.5.	The Company complies in all material respects with the material terms and conditions of all the licenses, sublicenses or other agreements referred to above relating to the relevant IP Rights.

5.13.6.	The Company has not granted to any third party any option, license, pledge, lien or other restrictions, user rights, security interests or other rights whatsoever, whether or not for compensation, with respect to the IP Rights, nor has it entered into, directly or indirectly, any agreement with any third party in relation to the same.

5.13.7.	The Company has taken all commercially reasonably required measures to protect all of the IP Rights owned by it, notably in its relations with its customers, partners, suppliers, service providers and subcontractors including by incorporating, to the Guarantor’s knowledge, sensitive know how or information likely to be covered by IP Rights in a “secret technical file” to avoid its disclosure by its partners, and by submitting its employees in secondment to strict confidentiality obligations related to the Company’s IP Rights.

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5.13.8.	All registrations and applications required for the enforcement or granting of the IP Rights have been made or, as the case may be, validly renewed, and are in full force and effect as of the date of the Agreement and, where applicable, any royalties or fees in connection with the ownership or use of the IP Rights due have been paid in full.

5.13.9.	All of the Company’s employment agreements and consulting agreements contain the provisions necessary to effect, to the extent permitted by applicable laws, the automatic transfer to the Company of the intellectual property rights on the work carried out by its employees and consultants as from the date of their hiring. To the Guarantor’s knowledge, no current or former employee or consultant of the Company is in violation of the confidential information and invention assignment provisions included in its employment agreement or consultant agreement as the case may be. All employees have executed employment agreements with the Company, and all consultants have executed consultant agreements with the Company.

5.13.10.	All service, research, product development, license and partnership agreements concluded with third parties contain provisions stipulating the assignment to the Company of the intellectual property rights over the work performed by said service providers for the benefit of the Company in its field of activity, as well as the foreground IP generated as a result in its field of activity. The Company is (i) accordingly the owner or co-owner of all proprietary rights over the works performed by its service providers and partners in the performance of their agreements entered into with the Company or (ii) has secured a worldwide licensing access to and free use of – including commercial use of, such proprietary rights for the duration of the rights and the conduct of its activities as described in paragraph A of the preamble and is not under an obligation to disclose such works to the public. Furthermore, all of the Company’s service providers and partners are bound by confidentiality obligations with respect to the work performed by them for or on behalf of the Company in its field of commercial activity. For the sake of clarity, the Company retains valid ownership and title over the foreground IP Rights developed with its partners in its field of activity and can therefore make a commercial exploitation of said work without having to request the authorization of its partners or any license thereof.

5.13.11.	None of the Company’s employees, former employees, officers or directors or service providers holds any right, title or interest, directly or indirectly, in full or in part, in respect of any IP Rights.

5.13.12.	No claim or any other legal action relating to the IP Rights has been filed (and, to the Guarantor’s knowledge, there is no threat thereof) to date against the Company with respect to facts having occurred prior to the date of this Agreement, and the operation of the Company as at the date hereof does not infringe, to the Guarantor’s knowledge, the rights of any third party with respect to intellectual property rights.

5.13.13.	To the Guarantor’s knowledge, no third party is currently in breach of, or has committed any act of infringement or breach of, any of the IP Rights or any of the user rights held by the Company, or committed any acts of unfair competition in respect of such rights.

5.13.14.	The Company has not, and to the Guarantor’s knowledge, no third party that has licensed any IP Right to the Company has, received any written complaint, information or notice, and the Guarantor has no knowledge of any basis for any such written complaint, information, or notice:

a)	challenging the validity or enforceability of any IP Right;

b)	alleging that any IP Right has been licensed to the Company in breach of the terms of any third party license or other agreement; or

c)	alleging that the Company has committed any acts of infringement or unfair competition in connection with IP Rights held by a third party (including any claim that it must refrain from using any such IP Rights of a third party).

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5.14.	Insurance

5.14.1.	The Company holds valid and non-expired insurance coverage for all material risks which may result from the conduct of its activities, such coverage being, with regard to scope and amount, customary and reasonable for the business in which the Company has been or is engaged. Such coverage is consistent with the commitments made by the Company on the basis of agreements or contracts entered into with third parties.

5.14.2.	The insurance policies that have been subscribed by the Company are in full force and effect and all premiums have been paid in due time. These insurance policies shall continue to cover the Company following the completion of the Share Capital Increase.

5.14.3.	The Company has not received written notice of cancellation of any insurance policy and, to the Guarantor’s knowledge, no fact or event provides a basis for any such cancellation.

5.15.	Borrowings, loans and overdrafts - Subsidies

5.15.1.	Except as disclosed in Exhibit 5.15.1, the Company has not entered into any loan, overdraft or financial indebtedness with any institution, nor has it borrowed any sums from its directors, officers or shareholders. The Company has not extended any loan or advance to any person whatsoever.

5.15.2.	Except as disclosed in Exhibit 5.15.2, the Company has not received any grant, subsidy or other financial assistance from any governmental, regional, departmental agency or authority or other organization (including, without limitation, charities and other private funding bodies), including in the form of a lease, credit facility, contract on preferential terms or otherwise.

5.15.3.	Except as disclosed in Exhibit 5.15.3, the completion of the Investment will not result in any loan or advance of any nature granted to the Company, or any subsidy, grant or financial assistance granted by any authority, having to be reimbursed or becoming due and payable prior to the stated term thereof (exigibilité anticipée).

5.16.	Tax, social and parafiscal returns and payments

5.16.1.	The Company has properly and timely filed with all appropriate authorities all tax (including, without limitation, income tax returns, value-added tax returns and business tax (taxe professionnelle) returns) and social security (including, without limitation, URSSAF, GARP, retirement contributions) (collectively “Tax”) returns, reports, notices and declarations required to be filed by applicable laws and regulations. Each such return, report or declaration correctly reflects the Tax liabilities and all other information required to be reported therein.

5.16.2.	All Taxes required to be paid by the Company have been duly and timely paid in full when due and the reserves recorded in the Accounts are sufficient to pay all Taxes due or that may become due with respect to any corresponding periods.

5.16.3.	The Company has kept all documents within the required time periods and as required by applicable laws and regulations in order to justify the assessment and payment of any Taxes or any right or advantage relating to Taxes.

5.16.4.	There are no audits, investigations or claims pending or, to the Guarantor’s knowledge, threatened against the Company relating to Taxes. No deficiencies for any Taxes which remain unpaid have been assessed against the Company.

5.16.5.	The Company has not benefited nor does it currently benefit from any favorable Tax regime or other Tax advantages, other than the Crédit Impôt Recherche (research tax credit), Crédit d’Impôt Collaboration de Recherche (CICO), and the Jeune Entreprise Innovante (JEI) regimes.

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5.16.6.	The Company has maintained and preserved all records and supporting documentation reasonably required in connection with the benefit of the research tax credit, CICO and the JEI regimes.

5.16.7.	To the Guarantor’s knowledge, there are no specific facts or circumstances likely to trigger a Tax reassessment in respect of the research tax credit, CICO or the JEI regime.

5.16.8.	The activities of the Company (including any activities or agreements involving its Shareholders, officers, directors or any affiliates thereof) have been carried out on an arm’s-length basis and are in compliance with the corporate interest (intérêt social) of the Company. The Company does not incur or has not incurred any Tax liability with respect to any agreements with its shareholders, officers, directors or any affiliates thereof.

5.16.9.	The subscription price of the ordinary shares to which any founder warrant (bon de parts de créateur d’entreprise) issued to the employees and/or corporate officers of the Company and its Subsidiaries prior to the date hereof gives right was properly assessed by the Company.

5.17.	Subsidiaries and other participation

5.17.1.	Except as disclosed in Exhibit 5.1.3, the Company has never owned nor does it currently own, directly or indirectly, any holding or interest (including a minority, deferred or non-voting holding or interest) in, nor is it or has it ever been appointed as a director or corporate officer or acted as de facto officer (dirigeant de fait) of, any company or other entity, whatever its form, whether French or foreign, with or without legal personality.

5.17.2.	The Company has never been nor is it currently a party to any undertaking pursuant to which it may incur unlimited liability, whether joint (solidaire) or not, or by any warranty or indemnification obligation. In particular, the Company has never been nor is it currently a member of, or a participant in, any partnership, joint venture or similar arrangement.

5.18.	Data Protection

5.18.1.	The Company complies with all applicable laws and regulations with respect to personal data protection, notably the General Data Protection Regulation No. 2016/679, the Directive 2002/58/EC of the European Parliament and of the Council of 12 July 2002 concerning the processing of personal data and the protection of privacy in the electronic communications sector (Directive on privacy and electronic communications) and the French Data Protection Law dated 6 January 1978, and the French Law no. 2004-575 dated 21 June 2004 on confidence in the digital economy.

5.18.2.	No person (including any data protection governmental authority) has commenced any action or proceeding against the Company with respect to any loss, damage or unauthorized collection, access, use, modification, disclosure or other misuse of any such personally identifiable information by the Company, and, to the Guarantor’s knowledge, there exists no reasonable basis for any such claim or action.

5.18.3.	There are no compliance measures by data protection governmental authorities pending against the Company which could have a material impact on the Company.

5.18.4.	The execution and performance of this Agreement will not result in a breach under the Company’s applicable privacy policies or under any applicable laws or regulations relating to privacy and data security.

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5.19.	Relationships with shareholders, officers and directors

5.19.1.	Except (i) as disclosed in Exhibit 5.19 and (ii) as provided in the Shareholders’ Agreements and this Agreement, no direct or indirect contractual or financial relationship exists between the Company and any of its shareholders, officers or directors or any of their Affiliates (other than the relationship resulting from said position as shareholder, officer or director of the Company) and, in particular, none of the shareholders, officers or directors of the Company and their Affiliates, directly or indirectly:

(i)	is a creditor or debtor of the Company;

(ii)	holds (in full or in part) or has any interest in any asset or property or any right over any asset or property owned or used by the Company, or is the holder of any right that is necessary to the Company for the conduct of its activities;

(iii)	has granted to the Company any guarantee or benefits from any guarantee granted by the Company; or

(iv)	generally, has entered into or has any interest in any contract or agreement with the Company.

5.19.2.	The Company does not owe any liability or obligation to any person referred to above (except for compensation and related benefits in relation with their position as officer or director of the Company incurred in the ordinary course of business, as the case may be).

5.20.	Capacity and authority of the Guarantor

The execution and delivery of this Agreement by the Guarantor does not entail a violation of any legal or regulatory provisions or a breach of any agreement or undertaking binding upon the Guarantor.

5.21.	Significant events since December 31, 2025

Except as disclosed in Exhibit 5.21, since December 31, 2025:

(i)	the Company has been managed in the ordinary course of business, consistent with past practice and prudently (de manière raisonnable);

(ii)	the Company has not undertaken any transaction or entered into any agreement, other than in the ordinary course of business, consistent with past practice or as contemplated or disclosed herein, which may otherwise affect its financial situation, the value of its assets, its reputation or its relationships with third parties;

(iii)	there has been no significant increase in the expenses or commitments of the Company, other than in the ordinary course of business, consistent with past practice or as contemplated or disclosed herein;

(iv)	there has been no Material Adverse Event specific to the Company or its business;

(v)	the Company has not made, agreed to make or entered into any:

-	investment or purchase or disposal of any asset for an amount exceeding EUR 50,000;

-	issuance of any security or undertaking to issue any security giving access, directly or indirectly, immediately or in the future, to the Company’s share capital, except in relation with the Investment or as reflected in the Capitalization Table;

-	merger, spin-off, partial contribution of assets or transformation into another form of company;

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-	pledge or guarantee granted by the Company on any of its assets;

-	substantial change to any Material Contract; or

-	termination of any agreement with any significant customer or supplier of the Company.

5.22.	Business Plan

The Business Plan attached as Exhibit G has been prepared carefully and in good faith by the Founders consistent with industry standards.

5.23.	Brokers fees

Except as disclosed in Exhibit 5.23 and for the fees due to its legal counsels, the Company shall not be under any obligation to pay any commission or remuneration whatsoever in relation to the completion of the Investment or the transfer of any Option Share.

5.24.	Anti-bribery

Neither the Company nor any Founder purporting to act on behalf of the Company has, at any time, directly or indirectly:

(a)	made, offered to make, provided or paid any unlawful contributions, gifts, entertainment or other unlawful expenses to any candidate for political office, or failed to disclose fully any such contributions in violation of any applicable laws or regulations;

(b)	made or offered to make any payment to any agent, employee, officer or director of any entity for the purpose of influencing such agent, employee, officer or director to do business with the Company;

(c)	engaged in any transactions, maintained any bank accounts or used any corporate funds, except for transactions, bank accounts and corporate funds which are reflected in the normally maintained books and records of the Company; or

(d)	made or offered to make any payment in the nature of criminal bribery or any other payment in violation of any applicable laws or regulations.

5.25.	Accuracy and relevancy of information provided to the Series A Investors

No exception provided in the Representations set forth in this Article 5 may exempt the Guarantor from its indemnification obligations hereunder, except to the extent (i) posted and/or provisioned in the Accounts, and in such case only up to the amount thus posted or provisioned, and/or (ii) fairly disclosed in this Agreement or in an Exhibit hereto in a manner allowing to reasonably assess the existence of the facts or risks actually causing the Damage (as defined below), being specified that (i) Exhibit 5.3.1, (ii) Exhibit 5.5.3, (iii) Exhibit 5.7.2(v) only for the [***] Amendment, (viii), and (x), (iv) Exhibit 5.7.4, and (v) Exhibit 5.15.3, as well as any consequences relating to the collaboration agreement entered into between the Company and the [***] dated 5 March 2024 shall not exempt the Guarantor from its indemnification obligations hereunder; provided that (a) any fact or item disclosed in the Exhibits shall be considered as a proper disclosure to such other section hereof to which such fact or item may reasonably pertain on its face, and (b) any fact or item subject to a covenant pursuant to Article 6 of the Agreement shall not be deemed disclosed and exempt from indemnification either by Article 6 or any Exhibit hereto.

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5.26.	Illegal Activities

The Company is in compliance with all applicable European and national legislation regarding Illegal Activities.

The Company is not engaged in any Illegal Activities and to the Guarantor’s knowledge no Illegal Activities have occurred in connection with its activities.

To the Guarantor’s knowledge, no funds invested in the business by the Company or by its controlling entities are of illicit origin, including products of money laundering or linked to the financing of terrorism.

5.27.	Sanctions

Neither the Company nor, to the Guarantor’s knowledge, any Relevant Person is a Sanctioned Person or is in breach of any Sanctions Regulations.

It is acknowledged and agreed that the warranties set out in this Section are only sought by and given to the EIC Fund to the extent that to do so would be permissible pursuant to any applicable anti-boycott rule of the European Union such as Regulation (EC) 2271/96 as amended, supplemented or restated.

5.28.	Exclusion Criteria

It has not been established by a final judgment or a final administrative decision that the Company, or any natural or legal persons that assume unlimited liability for its debts, is in breach of the Company’s obligations relating to the payment of taxes or social security contributions in accordance with the applicable law.

It has not been established by a final judgment or a final administrative decision that the Company is guilty of grave professional misconduct by having violated applicable laws or regulations or ethical standards of the profession to which the Company belongs, or by having engaged in any wrongful conduct which has an impact on its professional credibility where such conduct denotes wrongful intent or gross negligence, including, in particular, any of the following:

(i)	fraudulently or negligently misrepresenting information required for the verification of the absence of grounds for exclusion or the fulfilment of eligibility or selection criteria or in the implementation of the legal commitment;

(ii)	entering into agreement with other persons or entities with the aim of distorting competition;

(iii)	violating intellectual property rights;

(iv)	attempting to influence the decision-making of the authorizing officer responsible during the award procedure; or

(v)	attempting to obtain confidential information that may confer upon it undue advantages in the award procedure.

It has not been established by a final judgment that the Company, or any person having powers of representation, decision-making or Control over the Company, is guilty of any of the following:

(i)	fraud, within the meaning of Article 3 of Directive (EU) 2017/1371 of the European Parliament and of the Council and Article 1 of the Convention on the protection of the European Communities’ financial interests, drawn up by the Council Act of 26 July 1995 or similar applicable national laws;

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(ii)	corruption, as defined in Article 4(2) of Directive (EU) 2017/1371 or active corruption within the meaning of Article 3 of the Convention on the fight against corruption involving officials of the European Communities or officials of Member States of the European Union, drawn up by the Council Act of 26 May 1997, or conduct referred to in Article 2(1) of Council Framework Decision 2003/568/JHA, or corruption as defined in other applicable laws;

(iii)	conduct related to a criminal organization as referred to in Article 2 of Council Framework Decision 2008/841/JHA or similar applicable national laws;

(iv)	money laundering or terrorist financing within the meaning of Article 1(3), (4) and (5) of Directive (EU) 2015/849 of the European Parliament and of the Council or similar applicable national laws;

(v)	terrorist offences or offences linked to terrorist activities, as defined in Articles 3 and 12 of Directive (EU) 2017/541 of the European Parliament and of the Council of 15 March 2017 on combating terrorism and replacing Council Framework Decision 2002/475/JHA and amending Council Decision 2005/671/JHA, respectively, or inciting, aiding, abetting or attempting to commit such offences, as referred to in Article 14 of the aforementioned Directive or applicable national laws; or

(vi)	child labour or other offences concerning trafficking in human beings as referred to in Article 2 of Directive 2011/36/EU of the European Parliament and of the Council.

The Company has not shown significant deficiencies in complying with main obligations in the implementation of a legal commitment financed by the budget which has:

(i)	led to the early termination of a legal commitment;

(ii)	led to the application of liquidated damages or other contractual penalties; or

(iii)	been discovered by an authorizing officer, OLAF or the Court of Auditors following checks, audits or investigations.

It has not been established by a final judgment or final administrative decision that the Company has committed an irregularity within the meaning of Article 1(2) of Council Regulation (EC, Euratom) No 2988/95.

It has not been established by a final judgment or final administrative decision that the Company has created an entity in a different jurisdiction with the intent to circumvent fiscal, social or any other legal obligations in the jurisdiction of its registered office, central administration or principal place of business.

It has not been established by a final judgment or final administrative decision that an entity has been created with the intent referred to in the above paragraph.

The Company is not already in an exclusion situation as established in accordance with the above paragraphs.

The following persons or entities are not, to the knowledge of the Company or of the Founders, in any of the exclusion situations referred to in the above paragraphs:

(i)	natural or legal persons that are members of the administrative, management or supervisory body of the participant or that have powers of representation, decision or control with regard to the Company;

(ii)	a natural person who is essential for the award or for the implementation of a legal commitment of the Company in the context of EIC Fund’s investment;

(iii)	beneficial owners, as defined in article 3(6) of the 4th AML Directive, of the Company.

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The Company and/or one of its Subsidiaries is not an entity incorporated or established in a Non-Compliant Jurisdiction.

The Company undertakes to its best efforts to provide the same undertakings and representations than those under this Article 5.28 (Exclusion Criteria) signed for any subcontractor or any other entity with whom the Company wish to operate, from time to time.

5.29.	Eligibility Criteria

The Company is a for-profit SME as defined in the EIC Fund Legal Documentation; it is established in the European Union or in an Associated Country; and the relevant grant agreement has been signed by the European Commission with the Company.

As long as the EIC Fund is a shareholder, the Company shall remain incorporated with limited liability corporate status under the laws of France and shall maintain the eligibility criteria of the EIC Accelerator, as set forth in the EC Decision (2022)721 dated 7 February 2022. These are listed in Annex II section B of the “EIC Work Programme 2022 ” (p. 134).

5.30.	Ethical Principles

All the research and innovation of the Company are carried out in compliance with the Horizon Europe Legal basis.

5.31.	Integrity - Probity

None of the Relevant Person are nor it has been:

(a)	convicted of a criminal offence (other than minor road traffic offences not punished by custodial sentence) including, without limitation, an offence under applicable money laundering or similar regulations;

(b)	the subject of any bankruptcy order or any arrangement with his creditors (or other analogous arrangement in any jurisdiction);

(c)	a director or an executive officer of any company or other entity which is or has been the subject of any receivership, liquidation, administration, or is the subject of a scheme of arrangement with its creditors or a company voluntary arrangement (conciliation, redressement ou liquidation judiciaire);

(d)	been disqualified from acting as an officer (interdiction de gérer), or from acting in the management or conduct of the affairs, of any company; or

(e)	been publicly censured or fined by any governmental or other regulatory body.

The Company shall take, within a reasonable timeframe, appropriate measures in respect of any Relevant Person who has been convicted by a final and irrevocable court ruling of an Illegal Activity perpetrated in the course of the exercise of his/her professional duties, in order to ensure that such Relevant Person is excluded from any Company’s activity.

The Company shall not engage in (and shall not authorize or permit any person acting on its behalf or under its control to engage) in any Illegal Activity in connection with its activities.

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5.32.	Corrupt practices

The Company, nor, to the Guarantor’s knowledge, any Relevant Person or person performing services on behalf of the Company has at any time, directly or indirectly:

(i)	made, offered, provided or paid any unlawful contributions, gifts, entertainment or other unlawful expenses to any candidate for political office, or failed to disclose fully any such contributions in violation of Anti-Corruption Regulations or any other applicable law;

(ii)	made, or offered, any payment to any local, state, federal or any other type of governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including, without limitation, Anti-Corruption Regulations, each as amended and to the extent applicable to the Company);

(iii)	made, or offered, any payment to any Associated Person of any entity to which the Company does business or accepted or solicited any payment from any person in each case for the purposes of influencing such person to do business with the Company or influencing the Company to do business with such person or to obtain or retain any advantage in the conduct of business of the Company;

(iv)	engaged in any transactions, maintained any bank account or used any corporate funds, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company;

(v)	made, offered to make, accepted or solicited any payment in the nature of criminal bribery or any other payment in violation of Anti-Corruption Regulations or any other applicable law; or

(vi)	otherwise engaged in any activity, practice or conduct which would constitute an offence under any applicable Anti-Corruption Regulations.

The Company has adequate procedures, having regard to the nature of its activities and its stage of development, to ensure compliance by its Associated Persons with applicable Anti-Corruption Regulations.

None of the Company, nor its Associated Persons is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under applicable Anti-Corruption Regulations, no such investigation, inquiry or proceedings have been threatened or are pending and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

5.33.	Environment

To the Guarantor’s knowledge (having made due and careful enquiry), no claim regarding Environmental Law has been made or is threatened against the Company that has not been previously disclosed to the Parties.

5.34.	Information provided

In the course of the negotiations leading to the Agreement, the Company has provided in good faith to the Beneficiaries or any of its advisors with all material information concerning the share capital of the Company and the business of the Company, affairs or assets and liabilities that may be relevant to a potential investor in the Company. The Company does not know of any information which is or may reasonably be considered to be material to such an appraisal for a potential investor and which has not been disclosed to the Investors.

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All information provided by the Company and its officers, representatives and professional advisors was when given and is now true, accurate and no information has been withheld by the Company which makes or renders the information which has been provided misleading. The Company and the Founders have not omitted to reveal to the Investors any fact or event which could constitute a breach of the Representations.

6.	SPECIFIC UNDERTAKINGS

The Company and the Founders undertake to:

(a)	hold the next annual review meetings with the relevant employees in respect of the annual worked days package or flat rate days (forfait annuel jours), in accordance with the applicable collective bargaining agreement;

(b)	deliver the weekly working time records of the relevant employees or, if such records are not in place, implement weekly working time tracking (or any other working time monitoring tool authorized by law), within three months after the First Closing Date;

(c)	terminate the services agreement with [***] and enter into an employment agreement with [***] prior to completion of the Second Tranche;

(d)	deliver evidence that the relevant employees have been notified in writing of their respective performance objectives or, if such notification has not yet been made, notify such employees in writing of their respective performance objectives, within one month after the First Closing Date;

(e)	formalise the commercial relationship with [***] within six months after the First Closing Date;

(f)	implement the recommendations set out in the [***] audit dated 17 November 2025 in accordance with the timetable specified in that audit;

(g)	extend Maud Vinet’s insurance policy coverage on terms substantially consistent with those applicable to Tristan Meunier, within six months after the First Closing Date;

(h)	extend the Company’s insurance coverage to include its commercial activities, within one month after the First Closing Date; and

(i)	deliver a copy of the agreement entered into between the Company and [***] in respect of the premises occupied by [***], upon reception by the Company.

7.	INDEMNIFICATION BY THE GUARANTOR

7.1.	Scope of indemnification

From and after the date hereof and subject to the provisions of this Article 7, the Guarantor undertakes to indemnify the Beneficiaries (the “Warranty”) in respect of all losses (perte), damages (prejudice or dommage) and related reasonable attorneys’ and accountants’ fees and expenses (each a “Damage”), actually incurred or sustained by the Beneficiaries (as the case may be) or the Company, relating to or arising out of any breach or inaccuracy of any of the Representations made by the Guarantor in Article 5. The determination of a Damage shall exclude any indirect loss, any loss of opportunities or damage to the image, reputation or goodwill as well as any consequential or punitive damages.

With respect to any Damage incurred by the Company, and subject to the provisions of this Article 7, the Guarantor shall pay to the Beneficiaries an amount equal to the Damage pro rata to the number of Series A Shares held by such Beneficiaries in the Company relative to all the outstanding Shares as at the date of the relevant Indemnity Claim (as defined in Article 7.4).

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With respect to any Damage incurred specifically by the Beneficiaries, and subject to the provisions of this Article 7, the Guarantor shall pay to the Beneficiaries an amount equal to the full Damage actually incurred by the Beneficiaries.

If the same facts, events or circumstances (faits générateurs) give rise to the breach or inaccuracy of more than one Representation, such facts, events or circumstances shall give rise to full single indemnification but shall not give rise to indemnification more than once. Similarly, if the same facts, events or circumstances cause a Damage to the Company and to the Beneficiaries, such Damage may not give rise to indemnification more than once.

The amount to be paid by the Guarantor to the Beneficiaries in accordance with the above shall be hereinafter referred to as the “Indemnification Amount”.

7.2.	Payment of indemnification

7.2.1.	General

The Parties agree that the payment of any Indemnification Amount payable under this Agreement shall be made by the Guarantor through the issuance of new Ordinary Shares; provided, however, that, as an exception, in case any Indemnification Amount is due that relates to Damage resulting from any fraudulent representations and warranties, willful concealment or fraudulent acts (dol or réticence dolosive) made by the Guarantor, the payment of the relevant Indemnification Amount to the Beneficiaries shall be made, at the Beneficiaries’ sole discretion, in Ordinary Shares and/or in cash by the Guarantor. In case of payment in cash, such payment shall be made by the Guarantor by wire transfer in immediately available funds to the Beneficiaries’ bank accounts as notified by them to the Guarantor.

7.2.2.	Payment of indemnification

(a)	In case an Indemnification Amount is due by the Guarantor to Beneficiaries and payable in Ordinary Shares, such amount shall be credited to the respective shareholder’s current account (compte courant d’associé) of the relevant Beneficiaries and the Parties shall have the obligation to (i) use their respective best efforts so that a Shareholders’ meeting be promptly convened upon the relevant Damage becoming quantifiable and final in accordance with Article 7.6 in order to issue new Ordinary Shares to be subscribed by the relevant Beneficiaries entirely by way of set-off against the amount of said current accounts, and (ii) vote in favor of such issuance of Ordinary Shares at the relevant shareholders’ meeting.

(b)	The value per Ordinary Share retained for the purpose of such payment shall be equal to (i) the Series A Price, as discounted to take into account the consequences of the Damage, or (ii) the fair market value of an Ordinary Share as agreed upon between the Parties involved or as finally determined by an independent expert appointed by agreement of the Parties involved or pursuant to article 1843-4 of the French Civil Code (Code civil), upon request of the most diligent Party, by the president of the commercial court (Tribunal des activités économiques) of Paris ruling in summary proceedings (procédure accélérée au fond) and without appeal (sans recours possible); it being specified that if the expert is not available, refuses or otherwise is not in a position to carry out its mission as set forth above, the relevant Parties shall, within ten (10) days of the appointment of the first expert, appoint an alternative expert under the same conditions as abovementioned; the expert’s mission shall be restricted and limited to settling the price per Ordinary Share (taking into account the consequences of the Damage) and the expert shall not be authorized to undertake a revision or restatement of the terms and condition hereof.

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(c)	The payment by the Guarantor shall be made through the issuance to the relevant Beneficiaries of a number “N” of Ordinary Shares, where “N” shall be calculated according to the following formula:

N = L / P

where:

“L” is equal to the Indemnification Amount due to the relevant Beneficiaries, and

“P” is equal to the price per Ordinary Share determined pursuant to paragraph (b) above,

it being specified that the number “N” of Ordinary Shares to be issued to a Beneficiary shall be rounded down to the immediately lower whole number and the difference paid in cash.

7.3.	Obligation of the Guarantor to inform

The Guarantor shall notify each Beneficiary of any information or event which is reasonably likely to result in any Damage, including but not limited to any claim by any third party or any litigation or pre-litigation procedure likely to reasonably entail the exercise of this Warranty, within thirty (30) days following actual knowledge by any Founder or any legal representative of the Company of such information (the “Information Notice”). The Guarantor shall send in a timely manner to each Beneficiary a copy of all documents relating to the potential exercise of this Warranty, and shall transmit to any Beneficiary upon its first request all additional information or documents reasonably requested by such Beneficiary.

7.4.	Approval of Claims and Notice by the Beneficiaries

Any claim for indemnification (each, an “Indemnity Claim”) shall be made by one or more Beneficiaries, by written notice, to the Guarantor within ninety (90) days of receipt of an Information Notice or, absent such notice, from the date when they become aware of a possible Damage, and shall set forth in reasonable detail a description of and the grounds for the Indemnity Claim, based on the circumstances and the knowledge of the relevant Beneficiaries at the time such Indemnity Claim is made, and an assessment of the relevant Indemnity Claim if readily assessable; provided, however, that any delay of the Beneficiaries in sending such notice shall not impact the Beneficiaries’ right to indemnification hereunder, unless the Guarantor is prejudiced by such delay and then only to the extent of the resulting aggravation of the related Damage. Upon receipt of any Indemnity Claim notice, the Guarantor may object to all or part of such Indemnity Claim by providing written notice to the relevant Beneficiaries, with a reasonably detailed written description of such objection and the amount of the Indemnity Claim to which it objects. If the relevant Parties fail to reach an agreement within thirty (30) days following receipt by the Beneficiaries of the Guarantor’s objections to the Indemnity Claim, the Parties shall submit their dispute to the Tribunal des activités économiques de Paris pursuant to Article 19.4. Absent any response within thirty (60) calendar days of receipt of the Indemnity Claim notice, the Guarantor shall be deemed to have accepted such Indemnity Claim.

The Beneficiaries may, at any time following receipt of an Information Notice, notify the Guarantor of their intention to initiate any investigation, of whatever nature, in order to verify whether the conditions for the implementation of this Warranty are met.

7.5.	Assessment of the Indemnification Amount to be paid to the Beneficiaries

For the purpose of calculating the final amount of the Indemnification Amount, the following shall be deducted or, to the extent that indemnification has already been paid, shall give rise to a reimbursement by the Beneficiaries to the Guarantor:

(a)	the amount equal to any Tax benefit attributable to the fact, event or circumstance giving rise to the Damage and which effectively benefits the Company or the Beneficiaries and can be converted into cash (or can effectively reduce a Tax payment in cash) in respect of the fiscal year during which the Indemnification Amount is paid or the relevant Damage suffered, as applicable;

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(b)	the amount of any reserve relating to the relevant Damage(s) set forth in the Accounts; and

(c)	the amount equal to any insurance or other third party recovery attributable to such Damage and which benefits and is effectively paid to the Company.

The consequences of any Tax reassessment whose effect would merely be a shift of Tax from one fiscal year to another will fall within the scope of indemnity under this Warranty only to the extent of any penalties or late payment interest incurred by the Company.

No claim for indemnification may be made in respect of any Damage which would result from a change after the date hereof in any mandatory applicable law or regulation or accounting method applied by the Company (provided that such a change in accounting methods should not result from a decision of the Company exclusively but should be required by a change in general accounting principles applicable to companies similar to the Company), or from any new mandatory law or regulation or accounting method.

7.6.	Warranty thresholds

No indemnification shall be due by the Guarantor under this Warranty for so long as each Damage sustained by the Beneficiaries or the Company, as the case may be, does not individually exceed EUR 50,000 (the “De Minimis Limitation”), it being however specified that a series of Damages arising from the same causes shall be aggregated and treated as a single Damage.

Furthermore, no indemnification shall be due by the Guarantor under this Warranty unless and until the cumulative amount of all Damages sustained by the Beneficiaries or the Company, as the case may be, exceeds the sum of EUR 300,000 in the aggregate (the “Threshold Limitation”), it being agreed that such amount constitutes a threshold (seuil) and not a deductible (franchise) and that accordingly the Guarantor’s indemnification obligation towards the Beneficiaries when the Damages reach such amount will be from the first Euro and not just the excess amount above such threshold.

With respect to any Damage sustained by the Beneficiaries or by the Company, as the case may be, the Guarantor shall be liable under the conditions provided in Article 7.1.

The De Minimis Limitation and Threshold Limitation shall not apply to any Damage resulting from a breach of the Representations contained in Article 5.1 (Organization of the company), Article 5.2 (Share Capital of the Company) and Article 5.3 (Investment).

The aggregate Indemnification Amount payable by the Guarantor to the Beneficiaries shall not exceed an amount equal to the sum of the First Tranche of the Investment, i.e., EUR [***] plus, subject to and upon completion of the Second Tranche, the actual total amount invested by the Second Tranche Series A Investors in the Second Tranche in the aggregate.

The indemnification of the Beneficiaries by the Guarantor under this Article 7 shall be due and payable upon the Damage becoming quantifiable and final, i.e. (i) for Indemnity Claims accepted by the Guarantor, within sixty (60) days from the date of such acceptance by the Guarantor, or (ii) for Indemnity Claims disputed by the Guarantor, within sixty (60) days from the date on which the relevant Parties have reached an agreement or, if the relevant Parties fail to reach an agreement within thirty (30) days following receipt by the Beneficiaries of the Guarantor’s objections to the Indemnity Claim, upon determination of the Indemnification Amount by an immediately enforceable decision which may not be appealed (décision exécutoire non susceptible de recours) (a “Final Judgment”) pursuant to Article 19.4 below; provided however that, as an exception to the foregoing, in case any immediately partial enforceable decision (decision partiellement exécutoire) is rendered by any competent court before a Final Judgment with respect to an Indemnity Claim, the Beneficiaries shall be paid the relevant enforceable amount (montant exécutoire) upon occurrence of the relevant court decision.

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7.7.	Duration of the Warranty

The Representations of the Guarantor contained in Article 5 are made as at the First Closing Date and, subject to completion of the Second Tranche, will be repeated as at the Second Closing Date, and shall remain in full force and effect at the latest sixty (60) days after:

a)	The expiration of applicable statute of limitation in respect to Tax, customs, labor and social security matters; and

b)	The expiration date of an eighteen (18)-month period as from the First Closing Date with respect to all other matters.

The limitations set forth in this Article 7 (including under Article 7.6) shall not apply to any Damage resulting from any fraudulent representations and warranties, willful concealment or fraudulent acts (dol or réticence dolosive) made by the Guarantor.

For the avoidance of doubt, in the event that an Indemnity Claim has been notified by the Beneficiaries within the time limits provided in this Article 7.7, the Beneficiaries’ right to indemnification in relation with such Indemnity Claim shall survive until such time as such Indemnity Claim is finally resolved.

As an exception to the foregoing, if earlier, the Agreement (including the Warranty) shall automatically terminate immediately prior and subject to the completion of the IPO (as this term is defined in the New Shareholders’ Agreement), provided however, that, in the event an Indemnity Claim was validly notified by the Beneficiaries pursuant to Article 7.4 on or prior to the completion date of the IPO, the Beneficiaries’ right to indemnification in relation to such Indemnity Claim shall survive until such time as such Indemnity Claim is finally resolved pursuant to Article 7.

8.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES

8.1.	Capacity

8.2.	Each Party represents and warrants to the other Parties:

(i)	for the Parties who are legal entities and investment funds, that:

-	it is legally incorporated or formed and in good standing under French law or the laws of the jurisdiction where it is established and that its legal representative has full powers and authority to sign and implement the Agreement;

-	the execution and implementation of the Agreement have been validly authorized by such Party’s competent bodies and do not and will not result in a breach, termination or amendment of any term or condition of any other contract or deed to which such Party is a party and that the Agreement is not contrary to any term of any such contracts or deeds;

(ii)	for the Parties who are natural persons, that:

-	he has the capacity to sign and implement the Agreement;

-	the execution and implementation of the Agreement do not and will not result in a breach, termination or amendment of any term or condition of any other contract or deed to which such Party is a party and that the Agreement is not contrary to any term of any such contracts or deeds.

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8.3.	Fight against money laundering and financing of terrorism

Each Party and the Company represent and undertake to comply with all (i) Fight Against Money Laundering and Financing of Terrorism Regulations (ii) Anti-Corruption Regulations and (iii) Sanctions Regulations.

Each Party and the Company represent, pursuant to Fight Against Money Laundering and Financing of Terrorism Regulations, Anti-Corruption Regulations and Sanctions Regulations, that:

-	It acts for its own benefit;

-	The origin of funds paid to the Company for any acquisition or subscription of Securities of the Company or any shareholder’s account (avance en compte courant), is legal and does not come from (i) an activity contrary to Fight Against Money Laundering and Financing of Terrorism Regulations, Sanctions Regulations and/or Anti-Corruption Regulations or (ii) a Sanctioned Country; and

-	It has not facilitated by any means the false justification of the origin of goods or income of the perpetrator of a crime or an offence which has brought it a direct or indirect profit, or provided an assistance for any investment, concealment or conversion transaction of the direct or indirect outcome of any crime or offence or the financing of a terrorist activity.

Each Party undertakes to make available to the other Parties, as the case may be, any information that would be legally required in the future in the context of Fight Against Money Laundering and Financing of Terrorism Regulations, Anti-Corruption Regulations and Sanctions Regulations.

None of the Parties and, to each Party’s knowledge, none of its agents, representatives, managers and employees is (i) currently targeted by, or subject to, Sanctions Regulations, and/or (ii) involved in activities that would be prohibited by Sanctions Regulations.

8.4.	GDPR

In the context of this Agreement, personal data are collected and processed by Bpifrance Investissement in its capacity as data controller.

In compliance with applicable regulations, in particular European Regulation 2016/679, known as the General Data Protection Regulation (“GDPR”) and French legal provisions relating to data processing, files and individual freedom, and subject to conditions provided for by the latter, the persons concerned have a right of access and rectification, a right to erasure and portability of data and a right to oppose and limit the processing. Such rights can be exercised with respect to Bpifrance, at donneespersonnelles@bpifrance.fr. They also have the right to lodge a claim to the French data protection authority (Commission Nationale de l’Informatique et des Libertés - CNIL).

Information regarding the processing of personal data by Bpifrance Investissement is available in Bpifrance Investissement’s Data Protection Policy, which can be accessed here https://www.bpifrance.fr/protection-des-donnees. Such Policy may be amended and updated periodically in order to reflect changes in legislation or regulations or to meet Bpifrance Investissement’s information obligations under applicable personal data protection regulations. The Parties are invited to refer to it regularly on the abovementioned website.

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The processing of personal data shall be carried out by the EIC Fund in accordance with applicable European Union Law on the protection of individuals with regard to the processing of personal data by the European Union institutions and bodies and on the free movement of such data. The Parties acknowledge that each Party will act as an independent controller, and not a processor on behalf of or joint controller with the other Party, when processing personal data in connection with this Shareholders’ Agreement and the Warranty Agreement.

Subject to mandatory laws and regulations governing personal information, before disclosing any personal data (other than mere contact information relating the Company’s personnel involved in the management of the investment) to the EIC Fund in connection with its investment in the Company, the Company shall ensure that each data subject of such personal data has been informed of the disclosure to the EIC Fund (including the categories of personal data to be disclosed), and has been advised on the information contained in (or has been provided with an appropriate link to) the EIC Fund’s privacy statement in relation to its lending and investment activities set out from time to time at eic.ec.europa.eu (or such other address as EIC Fund may notify to the Company in writing from time to time).

9.	CONFIDENTIALITY – PRESS RELEASE

9.1.	Each Party undertakes to consider as strictly confidential and not to disclose to any third party this Agreement, its content (including the Investment and the Secondary Transaction) and any documents or information which it may acquire under such Agreement, unless made:

(i)	with the prior consent of the Parties, or

(ii)	as required by any mandatory applicable laws, legal process or regulations or by any regulatory or market authority, or

(iii)	to the directors, trustees, managers, senior employees or professional advisers of a Party or its Affiliates, provided that it be necessary to the performance by such Party of its obligations and undertakings or to the exercise of its rights under this Agreement, and further provided that the persons referred to above be subject to a similar confidentiality agreement or confidentiality obligation, which the Party concerned will make sure of; it being specified that the Investors may communicate to the competent bodies, trustees, officers and senior employees of their Affiliates or the companies managing or advising such Affiliates the information required to allow them to make decisions upon matters relating to this Agreement. In addition, the Investors may communicate to their shareholders, limited or general partners or members any information required to be communicated to them under applicable law or pursuant to the concerned Investor’s internal rules and policies; or

(iv)	to the extent necessary in connection with such Party’s tax filings, financial and other reporting (including with the U.S. Securities and Exchange Commission) and accounting matters.; or

(v)	to any prospective purchaser of any Securities from an Additional Investor, if such prospective purchaser agrees to be bound by similar confidentiality agreement or confidentiality obligation as set forth in this Article 9.1; or

(vi)	for the purposes of any litigation between the Parties.

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9.2.	Information will not be regarded as confidential, however, if:

(i)	it is in the public domain due to a third party and not because of the negligence of the concerned Party; or

(ii)	it is or has been independently developed or conceived by such Party without use of the Company’s confidential information; or

(iii)	it is available through other sources without breach of any confidentiality undertaking (including, but not limited to, the confidentiality undertaking set forth in this Article 9).

9.3.	Neither the Investors nor the Company nor the Founders shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that the Parties may make any public disclosure that is required by applicable law or stock market rule (in which case the disclosing Party, to the extent legally permissible and reasonably practicable, shall notify the other Parties of its intention to make disclosure and provide the other Parties with a copy of the proposed disclosure, and an opportunity to comment on the proposed disclosure, prior to making the disclosure). The Company further undertakes not to refer to the Investors or their respective affiliates in its share capital in any communication action whatsoever it would make in France or abroad unless the principle and content of such communication have been prior agreed in written by the Investors concerned by such communication.

9.4.	Notwithstanding the above, the Company acknowledges and agrees that:

(i)	EIC Fund and/or the European Investment Bank may be obliged to communicate information relating to the Company and the financing provided pursuant to the Investment to any competent institutions or body of the European Union in accordance with the relevant mandatory provisions of the European Union law or pursuant to the Horizon Europe Legal Basis; and

(ii)	EIC Fund and/or the European Investment Bank may publish on its website or produce press releases containing information related to the financing provided pursuant to the Investment, including the name, address and country of establishment of the Company, the type and amount of financial support received pursuant to and the financing provided pursuant to the Investment and the nature of the Company’s business.

10.	NEW EMPLOYEE STOCK OPTION PLAN

10.1.	The Parties agree and acknowledge that a pool of [***] founder warrants (bons de parts de créateur d’entreprise), warrants (bons de souscription d’actions), stock options (options de souscription ou d’achat d’actions) and/or free shares (actions gratuites) (together, the “New Options”), entitling their holders to subscribe up to [***] Ordinary Shares of the Company, representing [***] of the share capital of the Company post-Investment (assuming the Second Tranche has been fully completed) approved by the Shareholders pursuant to the Shareholders’ Decisions concomitantly with the completion of the First Tranche for future grants to eligible employees, managers and corporate officers of the Group, which pool shall cancel and supersede any existing unallocated option pool of the Company.

Consequently, the Parties agree that (i) a maximum of [***] New Options may be allocated after the First Closing Date, subject to the completion of the First Tranche and the approval of the Board at the Board Majority and (ii) a certain total number of additional New Options may be allocated upon and subject to completion of the Second Tranche, as calculated based on the final amount of the Second Tranche, and always subject the approval of the Board at the Board Majority (i.e., if the total amount invested by the Series A Investors in the Second Tranche is equal to EUR 25,000,000 then [***] additional New Options may be allocated in addition to the above [***] New Options that may be allocated upon completion of the First Tranche; if the total amount invested by the Series A Investors in the Second Tranche is equal to EUR 12,500,000 then [***] New Options may be allocated).

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10.2.	The Parties further agree and acknowledge that 20% of the New Options available for grant pursuant to Article 10.1 and representing [***]% of the Company’s fully diluted share capital (i.e. up to [***] New Options assuming the Second Tranche has been fully completed) shall be allocated to the Active Founders, provided that (i) their vesting shall be subject to a presence condition and to objectives to be determined by the compensation committee of the Company and (ii) the terms and conditions of the relevant New Options (including their vesting terms) be approved by the Board at Qualified Majority.

10.3.	The terms and conditions and the allocation of the New Options to eligible employees, managers and corporate officers of the Group (other than the Active Founders) shall be proposed by the Active Founders and discussed and approved by the Board at the Qualified Majority in accordance with articles 4.8 and 5.2 of the New Shareholders’ Agreement, and, regarding the New Options allocated to employees, should aim at providing for a 4-year monthly linear vesting with a 12-month cliff or 18-month cliff based on the seniority of the beneficiaries (the vesting starting on the New Options’ allocation date or any other date as agreed by the Board at the Qualified Majority) and an accelerated vesting in case of a change of control of the Company (unless otherwise decided by the President after prior approval of the Board at the Qualified Majority).

11.	EXPENSES AND FEES

11.1.	Each Party shall bear its own expenses and fees of any nature relating to the preparation and execution of the Agreement and its consequences.

11.2.	Notwithstanding the above, and in light of the importance that the completion of the Investment represents for the Company, the Parties agree that, subject to completion of the Share Capital Increase, the legal and other professional fees and expenses incurred by the Series A Investors in connection with the Investment shall be borne by the Company up to a maximum amount of EUR 200,000 (excluding VAT) (it being specified for the avoidance of doubt that this maximum amount shall not include the transaction fees due to Blast in accordance with the agreement entered into between Blast and the Company on 19 March 2026 as set forth in Exhibit 5.23); provided that in case the total amount fees and expenses incurred by all Series A Investors exceeds EUR 200,000 (excluding VAT), the Company shall pay, on behalf of the Series A Investors, a total amount equal to EUR 200,000 (excluding VAT), which amount shall be allocated among the Series A Investors pro rata their respective amount effectively invested in the Investment; and provided further that, with respect to the fees and expenses incurred by the Series A Investors after the completion of the First Tranche, the above maximum amount shall be reduced by the total amount of all fees and expenses that would have been already repaid by the Company upon completion of the First Tranche under this Article 11.2.

12.	NOTICES

12.1.	All notices and other communications required or authorized hereunder shall be in writing and validly made if either delivered by hand upon written receipt, via courier against written acknowledgment or sent by registered letter (return receipt requested) or email (provided that, in case of an e-mail, either (i) it is confirmed by same day registered letter (return receipt requested) or courier on expedited basis for notices sent across international boundaries or (ii) its receipt is acknowledged by the receiving Party (an automatic reply will not be deemed such an acknowledgment)) to the e-mail address, registered office or residence of the Party concerned as specified in the above recitals; provided that, as exception, with respect to Bpifrance, notices shall be sent to Bpifrance Investissement, 6-8, boulevard Haussmann, 75009 Paris, France and with respect to STM, notices shall be sent to STMicroelectronics N.V. Schipol Boulevard 265, 1118BH Schipol, Amsterdam, The Netherlands (email [***]).

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12.2.	Any change in address or representative for purposes hereof shall be notified by the Party concerned or the Company to the other Parties as provided above.

12.3.	Notices and other communications delivered in person or via courier shall be deemed to be received as of their date of delivery, as evidenced by the countersignature or the delivery receipt.

12.4.	Notices and other communications sent by registered mail, return receipt requested, shall deemed to be received as of their date of first presentation to the addressee.

12.5.	Notices and other communications sent by e-mail shall be deemed effective as of the date thereof, provided that either (i) it is confirmed by same day registered letter (return receipt requested) or courier on expedited basis for notices sent across international boundaries or (ii) the e-mail’s receipt is acknowledged by the receiving Party (an automatic reply will not be deemed such an acknowledgment).

12.6.	It is specified that, concerning EIC Fund, the notice under or in connection with the Agreement shall be sent to the following addresses and details:

Name: EIC Fund

Address: 15 Boulevard F.W. Raiffeisen, L-2411 Luxembourg

BP 2501, L-1025, Grand Duchy of Luxembourg

Email: [***]

with copy to:

Name: European Investment Bank

Address: 100 Boulevard Konrad Adenauer

L-2950 Luxembourg, Grand Duchy of Luxembourg

Email: [***]

and:

Name: Cabinet Bignon Lebray

Address: 4, rue des Cannoniers - 59000 Lille

Email: [***]@bignonlebray.com.

13.	ADHERENCE OF THE ADDITIONAL INVESTORS

13.1.	The Parties undertake and agree that, subject to its prior approval by the Second Tranche Approving Parties pursuant to Article 3.3 the investment of any Additional Investor in the Second Tranche shall be subject to such Additional Investor having adhered to this Agreement no later than on the Second Closing Date.

13.2.	To this end, any Additional Investor shall enter into and execute an adherence agreement (an “Adherence Agreement”) substantially in the form attached as Exhibit 13.2 hereto no later than on the Second Closing Date.

13.3.	For purposes of this Article 13, the Parties grant to the Company, an irrevocable power to record such adhesion in their name and on their behalf. Accordingly, the mere signature by the Company of an Adherence Agreement signed also by the relevant Additional Investor shall be deemed signed by all Parties.

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13.4.	The Parties further undertake and agree that, effective from the execution date of an Adherence Agreement, the relevant Additional Investor shall be deemed an “Additional Investor” and a “Party” for the purpose hereof, and shall benefit from the rights granted to, and be bound by the obligations imposed on, any Additional Investor and any Party hereunder.

14.	ENTIRE AGREEMENT

14.1.	The Parties agree that the provisions contained in the preamble and the Exhibits hereto form an integral part of this Agreement.

14.2.	The Agreement, along with the Shareholders’ Agreement and the Share Purchase Agreement sets out the entire agreement and understanding between the Parties with respect to the subject matter hereof. The Agreement replaces and supersedes all previous letters of intent, term sheets and heads of terms exchanged and confidentiality agreements between any of the Parties in connection with the transactions referred to in the Agreement, including the term sheet dated March 10, 2026 (the “Series A Term Sheet”) and the Existing R&W Agreement. As a consequence, and except as set forth immediately above, each Party hereby irrevocably waives any and all rights which it may have under any and all such previous agreements, which shall cease to have any further force or effect.

15.	SEVERABILITY

If any provision of the Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the Parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable as close to the original provision as possible, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

16.	ASSIGNMENT

16.1.	The Agreement shall be binding upon and inure to the benefit of the Parties and nothing in the Agreement, express or implied, shall constitute any rights or remedies to any third parties under the Agreement.

16.2.	Any attempt without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under the Agreement shall be void, except that any Series A Investor may assign or transfer, without the prior written consent of the other Parties, all or part of its rights and obligations arising under the Agreement to any Affiliate provided that such Series A Investor shall remain jointly and severally liable with the transferee.

16.3.	Subject to the foregoing, and except as otherwise provided herein, the Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

17.	SPECIFIC PERFORMANCE

Each Party agrees that if a Party defaults in the execution of his/her/its obligations hereunder, the allocation of damages to the other Parties will not be an appropriate and sufficient remedy. Each Party acknowledges accordingly that (i) the beneficiary of any option or right shall, in any case, be entitled to seek specific performance (exécution forcée) without prejudice to any additional compensation (dommages et intérêts complémentaires) and (ii) by exception to article 1221 of the French Civil code, (x) there exists no physical, legal or moral obstacle that would prevent such specific performance (exécution forcée) to take place and (y) each Party may in any case be entitled to pursue specific performance (exécution forcée) even if an obvious disproportion between the cost of the performance of its obligation for the debtor and the interest of the beneficiary (for the purpose of article 1221 of the French Civil code) would result from such specific performance (exécution forcée).

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18.	NO HARDSHIP

The Company declares to assume all the risks arising from an unpredictable change of circumstances (changement de circonstances imprévisible) as a result of which implementation of the Agreement would become excessively onerous for the Company, and the Company waives any right to make any claim under article 1195 of the French Code civil.

19.	DURATION - APPLICABLE LAW, JURISDICTION AND DISPUTES

19.1.	Without prejudice to the provisions of Article 7.7 regarding the time limit for bringing a claim to the Company, the Agreement shall become effective upon completion of the Share Capital Increase and for a period which shall end fifteen (15) years as from its execution, except as otherwise provided for in the Agreement; provided however that, with respect to [***] and any Additional Investor, the Agreement shall become effective subject to, and as from the date of, the completion of the Second Tranche, which completion shall be evidenced by the bank certificate (certificat du dépositaire) relating to the relevant share capital increase.

19.2.	Nothing in this Article 19 shall prevent or delay the service of an Indemnity Claim notice nor prevent or delay the commencement of legal proceedings by a Beneficiary in respect of an Indemnity Claim notice where to delay the commencing thereof may prejudice such claim.

19.3.	The Agreement shall be governed by, construed and enforced in accordance with the Laws of France.

19.4.	Any dispute arising in connection with the Agreement and/or any of its Exhibits, as a result or consequence thereof, having not been settled within thirty (30) days, shall be subject to the exclusive jurisdiction of the Tribunal des activités économiques de Paris.

19.5.	Except as otherwise expressly set forth herein, all references to a number of days shall be to calendar days, not business days.

20.	MISCELLANEOUS

20.1.	The provisions of articles 640 to 642 of the French Code de procédure civile shall apply to calculate the period of time within which or following which any act is to be done or step taken, provided that for the purposes of this Agreement the references in article 642 to “un jour férié ou chômé” and “premier jour ouvrable” shall be interpreted by reference to the definition of “Business Day” appearing herein.

20.2.	Except as otherwise expressly set forth herein, all references to the Company’s share capital or voting rights shall be on a non-diluted basis.

20.3.	In the event that any provision hereof would be held to be null or inapplicable, in any form and for any reason, the Parties undertake to consult each other to remedy the cause of such nullity so that, except where impossible, the Agreement remains in full force and effect without disruption.

20.4.	The Parties undertake to communicate, execute and deliver any information or document as well as to take any action or decision which may be necessary to the performance of the Agreement.

20.5.	Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” and references to a Party are also to its successors and Permitted Transferees.

20.6.	For the purpose of article 1161 of the French Civil code, each Party represented for the purpose of this Agreement has expressly authorized, as the case may be, its attorney to act on its own behalf and/or as representative of any other Party.

21.	ELECTRONIC SIGNATURE

The Agreement has been executed by the Parties on the date stated below. It has been signed by each of the Parties by means of an electronic signature process implemented by DocuSign, in accordance with articles 1366 and 1367 of the French Code civil. Each of the Parties acknowledges that it has received all the information required for the electronic signature of the Agreement and that it has signed the Agreement electronically in full knowledge of the technology used and its terms and conditions, and consequently waives any claim and/or legal action challenging the reliability of this electronic signature system and/or its intention to enter into the Agreement in this regard. The Agreement has been generated in the form of a single original and definitive digital version, a copy of which has been delivered to each of the Parties directly by DocuSign and shall constitute a sufficient and irrefutable proof of the commitments and obligations of each Party to the Agreement.

[Signatures on the following page]

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Executed on May 26, 2026.

[***]	[***]
Quobly Represented by: Mrs. Maud Vinet	Mrs. Maud Vinet

[***]	[***]
Mamato Represented by: Mrs. Maud Vinet	Mr. Tristan Meunier

[***]	[***]
Triade Represented by: Mr. Tristan Meunier	CNRS Innovation Represented by: [***]

[***]	[***]
FPCI Quantonation 1 Represented by: Quantonation Ventures Itself represented by: [***]	FPCI Supernova Innovation 3 Represented by: Supernova Invest Itself represented by: [***]

[***]	[***]
CEA Investissement Represented by: [***]	Casra Capital Represented by: [***]

[***]	[***]
Fonds Deep Tech 2030 Represented by: Bpifrance Investissement Itself represented by: [***]	FPCI Technocom 3 Represented by: Innovacom Gestion Itself represented by: [***]

[***]	[***]
STMicroelectronics NV Represented by: [***]	Air Liquide Investissements d’Avenir et de Démonstration Represented by: [***]

[***]	[***]
SealSQ Represented by: Mr. Carlos Moreira and Mr. John O’Hara	EIC Fund Represented by: Alter Domus Itself represented by [***]

[***]	[***]
[***] Represented by: [***]	TITANIA Represented by: [***]

LIST OF EXHIBITS

Exhibit B	Capitalization table

Exhibit G	Business Plan

Exhibit 2.3	ABSA A subscription table

Exhibit 4.6	Share Purchase Agreement

Exhibit 5.1.3	Subsidiaries and other participation of the Company

Exhibit 5.3.1	List of agreements with provisions triggered in the context of the Investment

Exhibit 5.5.1	Accounts

Exhibit 5.5.3	Off-balance sheet commitments of the Company

Exhibit 5.7.2	Material Contracts

Exhibit 5.7.4	Material Contracts with provisions triggered in the context of the Investment

Exhibit 5.9	Litigation

Exhibit 5.10.1	List of employees

Exhibit 5.10.3	Consultant agreement

Exhibit 5.10.4	List of advantages granted to its employees by the Company

Exhibit 5.10.5	Payment due to consultant in the context of the Investment

Exhibit 5.10.10	Consultant

Exhibit 5.11.1	Pledges

Exhibit 5.12	Leased Properties

Exhibit 5.13.1(a)	Domain name

Exhibit 5.13.1(b)	List of IP Rights

Exhibit 5.15.1	List of loans, overdrafts or financial indebtedness of the Company

Exhibit 5.15.2	List of grants and subsidies of the Company

Exhibit 5.15.3	List of loans and grants becoming due and payable (exigibilité anticipée) in the context of the completion of the Investment

Exhibit 5.19	Relationships with shareholders and directors of the Company

Exhibit 5.21	Interim period

Exhibit 5.23	Brokers’ fees

Exhibit 13.2	Adherence Agreement